UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Soliciting Material Pursuant to Rule Section 240.14a-12

Arrow Financial Corporation

(Name of Registrant as Specified In Its Charter)

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ARROW FINANCIAL CORPORATION

250 Glen Street, Glens Falls, New York 12801

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Arrow Financial Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Arrow Financial Corporation (“Company” or “Arrow”), a New York corporation, will be held at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801 on Wednesday, April 30, 2008, at 10:00 a.m. for the purpose of considering and voting upon the following matters:

Your Board of Directors recommends that you vote “FOR” the following Items:

  Item 1

The election of four (4) directors to Class A for a term of three (3) years or until their successors shall have been elected and qualified.

  Item 2

Approval of the Arrow Financial Corporation 2008 Long-Term Incentive Plan, which is intended to succeed and replace the Arrow Financial Corporation 1998 Long-Term Incentive Plan.

  Item 3

Approval of an amendment to the Arrow Financial Corporation Directors’ Stock Plan which would authorize an additional 30,000 shares under the Plan.

  Item 4

Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2008.

Your Board of Directors recommends that you vote “AGAINST” the following Item:

  Item 5

If properly presented, a shareholder proposal recommending that the Board of Directors initiate action to declassify the Board which would result in all directors serving one-year terms and standing for election annually.

Any other business which may be properly brought before the meeting or any adjournment thereof will be considered and voted upon.

By Order of the Board of Directors,

GERARD R. BILODEAU

Corporate Secretary

March 28, 2008

YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

April 30, 2008

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Arrow Financial Corporation, a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 30, 2008, at 10:00 a.m., at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801, and at any adjournment thereof.  This proxy statement and the accompanying proxy card are first being sent to shareholders on March 28, 2008.  In addition, a copy of Parts I and II of Arrow’s Annual Report on Form 10-K for the year ended December 31, 2007, which includes Arrow’s consolidated financial statements, is enclosed with this proxy statement.

At the meeting, there will be five (5) items submitted for a shareholder vote.  First, four (4) directors will be elected to Class A of our Board of Directors.  Second, shareholders will vote upon a new stock plan, the Arrow Financial Corporation 2008 Long-Term Incentive Plan, which is intended to succeed and replace the Arrow Financial Corporation 1998 Long-Term Incentive Plan.  Third, shareholders will vote upon an amendment to the Arrow Financial Corporation Directors’ Stock Plan which would authorize an additional 30,000 shares for use under the plan. Fourth, shareholders will be asked to ratify the selection of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2008.  Fifth, shareholders will vote upon a proposal submitted by one of our shareholders, which if approved would constitute a recommendation that the Board of Directors initiate action to declassify the Board, such that all directors would serve one-year terms (instead of three-year terms) and would stand for election annually.

RECORD DATE AND VOTING RIGHTS

Who is entitled to vote?

Each shareholder of record as of the close of business on the record date, March 7, 2008, is entitled to notice of, and to vote at, the shareholders' meeting.  At the close of business on that date, there were outstanding and entitled to vote 10,721,415 shares of common stock, $1.00 par value. Common stock is our only class of stock outstanding.  Owners of record at the close of business on the record date are entitled to one vote on each matter submitted to a vote at the meeting for each share of common stock owned.

What constitutes a quorum at the meeting and on particular items to be voted on at the meeting?

In order to conduct business at the meeting, a quorum must be present.  Under our Bylaws, one-third of the total number of outstanding shares of our common stock present in person or represented by proxy at the meeting will constitute a quorum.  Consistent with applicable state law and our Certificate of Incorporation and Bylaws, we will treat all shares present in person or represented by proxy at the meeting, including so-called “broker non-votes”, as shares present or represented by proxy for purposes of determining a meeting quorum.  “Broker non-votes” are shares held in “street name” by brokers who are present in person or represented by proxy at a meeting but who have no authority to vote such shares on a particular item or matter on behalf of the customers who actually own such shares.

There also must be a quorum present on each item or matter put to a vote at the meeting.  Broker non-votes on any item or matter will not be treated as shares present in person or represented by proxy at the meeting for purposes of determining the presence of a quorum on that item or matter.  However, shares represented by proxies or ballots marked “WITHHOLD AUTHORITY” on Item 1 or “ABSTAIN” on Items 2 - 5 will be treated as shares present in person or represented by proxy at the meeting for purposes of determining the presence of a quorum on that item at the meeting.

How many votes are required for approval of the various items on the agenda?

Item 1 - Election of Directors.  The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote on such matter is required for the election of each director.  A “plurality” means receiving a higher number of votes for such position than any other candidate.

Items 2 and 3 - Approval of the Arrow Financial Corporation 2008 Long-Term Incentive Plan and Approval of an Amendment to the Arrow Financial Corporation Directors’ Stock Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matters will be required for approval of the Arrow Financial Corporation 2008 Long-Term Incentive Plan (Item 2), and for approval of the amendment to the Arrow Financial Corporation Directors’ Stock Plan (Item 3).

Item 4 - Ratification of our Independent Auditor.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for ratification of the selection of our independent public accounting firm, KPMG LLP, as our independent auditor.

Item 5 - Approval of Shareholder Proposal Recommending Declassification of the Board of Directors.  In accordance with applicable law, the affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy at the meeting and voting on such matter will be required for approval of the shareholder proposal recommending that the Board of Directors initiate action to declassify the Board.

Any Other Matters.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on such matter will be required for approval of any other matter that might be properly raised and submitted to a vote at the meeting.  (Under our Bylaws, at this time no additional matters may be submitted for consideration by shareholders at the upcoming meeting, other than procedural issues such as adjournment or continuation.)  If any such other matter arises, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

Will a vote to “WITHHOLD AUTHORITY” on Item 1 or to “ABSTAIN” on any of Items 2-5 be the equivalent of a vote “AGAINST” the particular matter?

A proxy or ballot marked “WITHHOLD AUTHORITY” on Item 1, Election of Directors, will be the equivalent of an abstention from voting on Item 1.  Neither will affect the outcome of the election for any of the nominees, all of whom will be elected as directors if they receive any votes in favor of their election.  There are exactly the same number of nominees as there are director positions to be filled.

A proxy or ballot marked “ABSTAIN” on Items 2, 3, 4 or 5 will not have the same effect as a vote “AGAINST“ such item.  Shares represented by a proxy or ballot marked “ABSTAIN“ will not be treated as having been voted on such matter at the meeting, whereas a proxy or ballot marked “AGAINST“ will be treated as having been voted on such matter.  Under applicable law, Items 2, 3, 4 and 5, in order to be approved by shareholders, must receive the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matters.  Hence, a vote “AGAINST“ such items will make it harder to achieve shareholder approval than a vote to “ABSTAIN.“

How will broker non-votes be treated in voting on items at the meeting?

Broker non-votes are shares held by brokers in “street name” that may not be voted by the brokers on matters put to a vote at a shareholders’ meeting, presumably because express direction and authority on how to vote such shares has not been received by the broker from the customers who actually own such shares, and without such direction and authority the broker is not able to vote such shares under applicable law and regulation.  For purposes of voting on Items 1 through 5 at the meeting, broker non-votes will be treated as neither being eligible to vote on such matters nor as voting on such matters.  This will reduce the number of affirmative votes required for approval of Items 2 through 5.

How do I submit my proxy?

If you are entitled to vote and wish to submit a proxy to vote at the meeting, you may do so by returning the enclosed proxy card by mail.  If your shares are held by a broker or bank, you must follow the voting instructions on the form you receive from your broker or bank.

May I revoke my proxy?

Yes.  If you execute a proxy card as solicited by this proxy statement, you have the power to revoke it prior to the voting of the proxy at the meeting.  You may revoke your proxy by attending the meeting and voting your shares of stock in person, or by delivering, prior to the meeting, a written notice of revocation of proxy or a later-dated, properly executed proxy to our Corporate Secretary at the following address:

Mr. Gerard R. Bilodeau

Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York 12801

How are proxies being solicited?

Proxies are being solicited by mail.  They may also be solicited by our directors, officers and regular employees personally, or by telephone or electronic means, but, if so, those persons will receive no additional compensation for such services.  We will bear all costs of soliciting the proxies.  If we utilize the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, we will reimburse them for their out-of-pocket expenses.

PROPOSALS BY SHAREHOLDERS

May a shareholder raise a matter for consideration or nominate a person for election to the Board of Directors at the meeting?

Generally, shareholders may raise appropriate matters for consideration at an annual shareholders' meeting, and may submit their own nominees for election to the Board of Directors at an annual meeting.  In either case, however, shareholders must submit such matters or nominees for consideration and a vote by the Board of Directors or a Board Committee for review and approval on or before a deadline date, which precedes the mailing date of our annual meeting proxy statement, in accordance with the procedures described in the following paragraph.

Under our Bylaws, any shareholder wishing to raise a matter for consideration and a vote by the shareholders or to nominate a person for election as director at an upcoming annual meeting of shareholders must deliver a written notice to the Corporate Secretary not less than 120 days before the anniversary date of the prior year’s annual meeting.  Thus, for next year’s annual meeting of shareholders (in 2009), the written notification must be received by the Corporate Secretary not later than December 31, 2008. (There are different rules if the date of any annual meeting is changed by more than 30 days from the date of the prior annual meeting.)  The notice of any such matter must contain the information specified in the Bylaws, including name and address of the proposing shareholder, appropriate information regarding the matter sought to be presented or person proposed to be nominated, and the number of shares of common stock owned by the proposing shareholder.

In the alternative, if a shareholder wishes to have the Company include in its own proxy statement for an upcoming annual meeting a proposal for consideration and vote by the shareholders or wishes to submit to the Board or the Governance Committee of the Board a potential candidate for the Committee or Board to consider in selecting its own nominees for director, the shareholder must comply with a different set of procedures, including different, earlier deadlines. For example, Item 5 on the agenda for the upcoming 2008 annual meeting, which is discussed in the proxy statement, is a shareholder proposal which we received in a timely fashion.  See the following two questions for more information on such shareholder proposals.

What if a shareholder wishes to submit a proposal for inclusion by the Company in its own proxy statement?

If a shareholder wishes to have a particular proposal considered by the Board for inclusion in the Company’s proxy statement for an annual meeting, the shareholder must satisfy the requirements established by the Securities and Exchange Commission (SEC).  The particular rule, Rule 14a-8 under the Securities Exchange Act of 1934, requires that shareholders wishing to have a proposal included in the Company’s proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year’s annual meeting.  Thus, any shareholder wishing to submit a proposal for inclusion in the Company’s proxy statement for next year’s annual shareholders'

meeting (in 2009) must deliver a proposal to the Corporate Secretary, at the address listed on the previous page, no later than November 28, 2008. (There are different rules if the date of the proxy statement mailing date is changed by more than 30 days from the date of the prior proxy statement mailing date.)  The notice must satisfy the SEC rules, including a clear description of the proposal, a brief statement supporting the proposal and all required information about the proposing shareholder.

May shareholders submit recommendations to the Board for its nominees for director?

Shareholders may submit to the Board of Directors or the Governance Committee of the Board recommendations on candidates for the Committee and Board to consider in selecting their own nominees for director.  For further information on the nomination process, see “Director Nomination Process – Shareholder Submissions of Candidates” on page 11.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

To the knowledge of the Board of Directors, no one person or group of persons acting in concert beneficially owned more than 5 percent of the outstanding shares of our common stock as of March 7, 2008, the record date for the meeting.

Our subsidiary, Glens Falls National Bank and Trust Company, in its capacity as fiduciary of numerous Trust Department accounts, including as trustee of our Employee Stock Ownership Plan (“ESOP”), held 1,505,713 shares of our common stock, or 14.04 percent of the total outstanding shares on March 7, 2008.  Glens Falls National Bank and Trust Company was the beneficial owner of only a relatively small number of these shares; other persons (e.g., the ESOP participants) had the sole power to vote and/or direct the disposition of most of these shares.  As a result, Glens Falls National Bank and Trust Company did not beneficially own more than 5 percent of the outstanding shares of our common stock on the record date for the meeting.

The table below provides information on each of the Board’s nominees for director, each of the other incumbent directors whose terms do not expire at the meeting and who will continue to serve after the meeting, and each of the executive officers who are not also directors:

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Name and Principal Occupation (a)(b)(c)	Age	Director of Arrow Since	Shares of Arrow Common Stock Beneficially Owned As of December 31, 2007 (d)
			Number	Percent
Nominees for Director (e) Class A (Terms Expiring in 2011)
Kenneth C. Hopper, M.D. Vice Chairman of the Board, Arrow; Chairman & CEO, ExCel BioScience, Inc. (national human toxicology laboratory)	69	1983	87,997 (1)	__
Elizabeth O’C. Little New York State Senator, 45th District (since 2003); Previously, New York State Assemblywoman, 109th District	67	2001	5,949 (2)	__
John J. Murphy (f) Formerly Executive Vice President, Treasurer & CFO of Arrow and Senior Executive Vice President & CFO of Glens Falls National Bank and Trust Company - Retired 2006	56	2007	109,433 (3)	1.02
Richard J. Reisman, D.M.D. Oral & Maxillofacial Surgeon, Glens Falls, NY; Chairman, Section of Dentistry, Glens Falls Hospital	62	1999	15,568 (4)	_
Directors Continuing in Office Class B (Terms Expiring in 2009)
John J. Carusone, Jr. Attorney, Carusone & Carusone, Saratoga Springs, NY	66	1996	5,651 (5)	__
Michael B. Clarke Formerly President & CEO, Lone Star Industries (cement manufacturer) - Retired 2005	61	2006	21,621 (6)	__
David G. Kruczlnicki President & CEO, Glens Falls Hospital (regional medical center)	55	1989	36,387 (7)	__
David L. Moynehan President, Riverside Gas & Oil Co., Inc. (motor fuels distributor and convenience store retailer)	62	1987	29,988 (8)	__

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE (Continued)

Name and Principal Occupation (a)(b)(c)	Age	Director of Arrow Since	Shares of Arrow Common Stock Beneficially Owned As of December 31, 2007 (d)
			Number	Percent
Directors Continuing in Office Class C (Terms Expiring in 2010)
Herbert O. Carpenter (g) Chairman, Northeast Printing and Distribution Company (commercial printing, publishing, mailing, fulfillment and distribution services)	70	2007	5,797 (9)	__
Gary C. Dake President, Stewart’s Shops Corp. (regional chain of convenience stores)	47	2003	8,901 (10)	__
Mary-Elizabeth T. FitzGerald Formerly Executive Director, Tri-County United Way – Retired 1997	68	2001	7,535 (11)	__
Thomas L. Hoy Chairman, President & CEO, Arrow and Glens Falls National Bank and Trust Company	59	1996	231,617 (12)	2.16

OTHER EXECUTIVE OFFICERS

Name and Principal Occupation (a)(b)(c)	Age	Shares of Arrow Common Stock Beneficially Owned As of December 31, 2007 (d)
		Number	Percent
John C. Van Leeuwen Senior Vice President & Chief Credit Officer of Arrow and Executive Vice President & Chief Credit Officer of Glens Falls National Bank and Trust Company	64	49,073 (13)	__
Terry R. Goodemote, CPA (h) Senior Vice President, Treasurer and Chief Financial Officer of Arrow and Executive Vice President, Treasurer and Chief Financial Officer of Glens Falls National Bank and Trust Company	44	10,193 (14)	__
Gerard R. Bilodeau Senior Vice President & Corporate Secretary of Arrow and Senior Vice President & Cashier of Glens Falls National Bank and Trust Company	61	79,613 (15)	__
Shares of Arrow Common Stock Beneficially Owned as of December 31, 2007 By All 16 Directors, Nominees and Executive Officers as a Group		712,842 (16)	6.57

Explanatory Notes - Nominee for Director, Directors Continuing in Office and Other Executive Officer Tables:

(a)

All current directors of Arrow also serve as directors of its principal subsidiary bank, Glens Falls National Bank and Trust Company, except for Messrs. Carusone and Dake who also serve as directors of Arrow’s other subsidiary bank, Saratoga National Bank and Trust Company.  Of the nominees and directors continuing in office, only Mr. Hoy is currently an officer or employee of Arrow or its subsidiaries, although Mr. Murphy formerly served as Executive Vice President, Treasurer and Chief Financial Officer of Arrow and Senior Executive Vice President and Chief Financial Officer of Glens Falls National Bank and Trust Company and continues to provide consulting services to Arrow under a Consulting Agreement with the Company.  See “Compensation of Directors” on page 26.

Explanatory Notes - Nominee for Director, Directors Continuing in Office and Other Executive Officer Tables (continued):

(b)

The business experience of each nominee and director during the past five years was that typical to a person engaged in the principal occupation or business listed for each during that period.  Except as noted, each of the nominees and directors continuing in office has been principally engaged for the past five years in the business or businesses listed for each.

(c)

No family relationship exists between any two or more of the nominees, directors or executive officers of Arrow or its subsidiaries, except that David L. Moynehan, a director of Arrow, is related to John J. Murphy, also a director of Arrow and formerly Executive Vice President, Treasurer & Chief Financial Officer of Arrow.  Mr. Moynehan’s wife and Mr. Murphy’s wife are sisters.

(d)

Beneficial ownership of shares, determined in accordance with applicable SEC rules, includes shares as to which a person, directly or indirectly, has or shares voting power and/or investment power, and all shares that the person has a right to acquire within 60 days of the reporting date.  Unless otherwise noted below, each listed individual was sole beneficial owner of all shares identified as owned by each.  Percentage ownership is listed only for those who beneficially owned at least one percent (1%) of the outstanding shares of Arrow common stock on the reporting date.

(e)

Each of the incumbent Class A directors has served as a director of Arrow for at least one full 3-year term, except for Mr. Murphy (see note (f) below). On the basis of the quality of their prior service and their continuing willingness to perform their duties as director to the best of their ability, the incumbent directors were recommended for renomination as Class A directors by the Governance Committee.  The Board unanimously adopted the Committee’s recommendation.

(f)

Mr. Murphy, who formerly was Executive Vice President and Chief Financial Officer of the Company and Senior Executive Vice President and Chief Financial Officer of the Company’s principal subsidiary, Glens Falls National Bank and Trust Company until he retired on December 31, 2006, was first elected to the Board of Directors of the Company at the 2007 annual meeting of shareholders.  He replaced another Class A director of the Company, Michael F. Massiano, who retired as a director on the date of the 2007 meeting, having reached age 72.  Mr. Murphy continues to serve as a part-time consultant to Arrow under a three-year consulting agreement expiring on December 31, 2009.  The agreement is further described under the heading “Consulting Agreement with Director Murphy” on page 28.   He has also served as a director of Glens Falls National Bank and Trust Company since 2003.

(g)

Mr. Carpenter was first elected to the Board of Directors of the Company at the 2007 annual meeting of shareholders.  He has also served as a director of Glens Falls National Bank and Trust Company since 2004.

(h)

Mr. Goodemote was first appointed Chief Financial Officer of Arrow and Glens Falls National Bank and Trust Company on January 1, 2007.  He also serves as Treasurer of both entities and was appointed Executive Vice President of Glens Falls National Bank and Trust Company on January 1, 2008.  Mr. Goodemote has been with the Company since 1992, and prior to his recently becoming Chief Financial Officer served as Senior Vice President and Head of the Accounting Division of Glens Falls National Bank and Trust Company.

Beneficial Ownership Notes - Nominees for Director, Directors Continuing in Office and Other Executive Officer Tables:

(1)

Includes 59,357 shares held directly by Dr. Hopper, 5,491 shares held in Dr. Hopper’s Director, Officer and Employee Stock Purchase Plan (“SPP”) account, 23,104 shares held in a trust controlled by Dr. Hopper, and 45 shares held by a company that Dr. Hopper controls.

(2)

Includes 5,389 shares held directly by Senator Little, and 560 shares held in Senator Little’s SPP account.

(3)

Includes 23,975 shares held directly by Mr. Murphy, 28,025 shares held jointly by Mr. Murphy with his wife, and 57,433 shares subject to exercisable options received by Mr. Murphy under the Company’s Long-Term Incentive Plan (”LTIP”).

(4)

Includes 8,752 shares held directly by Dr. Reisman, 6,449 shares held in Dr. Reisman’s SPP account, and 367 shares held directly by Dr. Reisman’s wife.

(5)

Includes 5,651 shares held directly by Mr. Carusone.

(6)

Includes 983 shares held directly by Mr. Clarke, and 20,638 shares held directly by Mr. Clarke’s wife.

(7)

Includes 2,861 shares held directly by Mr. Kruczlnicki, and 33,526 shares held in Mr. Kruczlnicki’s SPP account.

(8)

Includes 20,613 shares held directly by Mr. Moynehan, 3,693 shares held in Mr. Moynehan’s SPP account, and 5,682 shares held jointly by Mr. Moynehan with his wife.

(9)

Includes 885 shares held directly by Mr. Carpenter, and 4,912 shares held in Mr. Carpenter’s SPP account.

Beneficial Ownership Notes – Nominees for Director, Directors Continuing in Office and Other Executive Officer Tables (continued):

(10)

Includes 3,837 shares held directly by Mr. Dake, and 5,064 shares held in Mr. Dake’s SPP account.

(11)

Includes 6,958 shares held directly by Mrs. FitzGerald, and 577 shares held in Mrs. FitzGerald’s SPP account.

(12)

Includes 88,708 shares held directly by Mr. Hoy, 29 shares held in Mr. Hoy’s SPP account, 34,571 shares held in Mr. Hoy’s account under the Company’s Employee Stock Ownership Plan (“ESOP”), 4,346 shares held directly by Mr. Hoy’s wife, 654 shares held in Mr. Hoy’s Simplified Employee Pension Plan account, 95,855 shares subject to exercisable options received by Mr. Hoy under the LTIP, and 7,454 shares held in a Hoy family trust as to which Mr. Hoy is grantor.

(13)

Includes 6,563 shares held directly by Mr. Van Leeuwen, 14,441 shares held in Mr. Van Leeuwen’s account under the ESOP, and 28,069 shares subject to exercisable options received by Mr. Van Leeuwen under the LTIP.

(14)

Includes 998 shares held directly by Mr. Goodemote, 222 shares held as custodian for his children, 717 shares held in Mr. Goodemote’s SPP account, 4,940 shares held in Mr. Goodemote’s account under the ESOP, and 3,316 shares subject to exercisable options received by Mr. Goodemote under the LTIP.

(15)

Includes 17,629 shares held directly by Mr. Bilodeau, 2,783 shares held jointly with his wife in Mr. Bilodeau’s SPP account, 25,829 shares held in Mr. Bilodeau’s account under the ESOP, and 33,372 shares subject to exercisable options received by Mr. Bilodeau under the LTIP.

(16)

Includes i) an aggregate of 218,045 shares subject to exercisable options received by the executive officers under the LTIP, and ii) shares beneficially owned by Director Bergstedt, who is not separately listed in the table because he is retiring at the annual meeting.  On December 31, 2007, Mr. Bergstedt held 5,027 shares directly and 2,492 shares in his SPP account.

CORPORATE GOVERNANCE

Board Independence

Our Board of Directors currently is comprised of thirteen (13) directors.  The number of directors will be reduced to twelve (12) at the annual meeting when Mr. Bergstedt retires.  Under the listing standards of the National Association of Securities Dealers, Inc. (NASD), a majority of the members of the full Board must qualify as “independent” as defined in those standards.  The Board of Directors determined at a meeting on January 23, 2008 that, based on the information then available to it, the following ten (10) directors qualified as independent directors: Directors Bergstedt, Carpenter, Carusone, Clarke, Dake, FitzGerald, Hopper, Kruczlnicki, Little and Reisman.  Each of these independent directors, other than Director Bergstedt, is either up for reelection at the meeting or will continue in office after the meeting.  Thus, the Company’s Board now satisfies and, assuming the nominees are reelected at the meeting, the Board will continue to satisfy the NASD requirement that a majority of the Board be independent.  Director Hoy is not independent due to his CEO position with the Company.  Director Murphy is not independent due to his prior service as Company CFO and to his continuing service as a consultant to the Company.  The Board was unable to determine that Director Moynehan was independent due to his familial relationship with Director and former CFO Murphy, described in Explanatory Note (c) on page 7.

In making independence determinations for individual directors, the Board considers transactions and relationships between the Company and its subsidiaries, on the one hand, and the director and his or her immediate family and controlled businesses, on the other.  The purpose of this review is to determine (i) whether any such transactions or relationships may cause the director not to meet the objective requirements for independence established under the NASD's listing standards or the SEC’s rules, if applicable, or (ii) whether any such transactions or relationships are otherwise sufficiently material such that the Board, in its subjective judgment, is unable to conclude that the director is independent.  The types of transactions and relationships that might cause a director not to qualify as independent under the NASD’s standards or not to be deemed independent by the Board in the exercise of its subjective judgment are not necessarily the same types of transactions and relationships that are required to be disclosed elsewhere in this proxy statement or in other reports filed by us with the SEC.

In making determinations about the independence of directors, the Governance Committee and the Board consider not only the objective standards that directors must meet under the NASD’s standards in order to qualify as independent, but also a variety of subjective factors including particular or unique relationships between the Company and the director or the director’s interests, even if such relationships do not exceed the specific dollar or other thresholds that would disqualify the director from being independent. For example, the Committee and the Board will always consider any business relationship between the Company and a director or director’s interest that is required to be disclosed in the proxy statement under the insider transactions section (see page 30 of this proxy statement) in reaching a subjective determination on independence.  Additionally, the Committee and the Board will consider personal relationships between the director or nominee and Company management (such as longstanding social or organizational ties), and charitable contributions made by the Company or its management to the director’s favorite charities.  Thus, in assessing the independence of Director Gary C. Dake and determining that Director Dake was independent, the Committee and the Board considered the business transactions in 2007 between Arrow and Stewart’s Shops Corp., of which Director Dake is President (discussed on page 30), and determined not only that these transactions were below the objective dollar threshold established by the NASD for determining when a director ceases to be independent, but also that the transactions otherwise were not material to either Arrow or Stewart’s and did not compromise Mr. Dake’s independence.  In assessing the independence of Director John J. Carusone, Jr., the Committee and the Board considered payments made in 2007 by Saratoga National Bank and Trust Company to Mr. Carusone’s law firm for legal services rendered by the firm to the Bank and determined not only that those payments were far below the NASD’s objective limit for independence, but that they otherwise were not material in amount and did not impact the independence of Mr. Carusone.  In assessing the independence of director Herbert O. Carpenter, the Committee and the Board considered payments made in 2007 by Glens Falls National Bank and Trust Company to Northeast Printing and Distribution Co., of which Mr. Carpenter is the Chairman, for printing and advertising services, and determined not only that those payments were far below the NASD’s objective limit for independence, but that they otherwise were not material in amount and did not affect Mr. Carpenter’s independence.

Meetings of the Board of Directors; Director Attendance at Meetings

In 2007, the Board of Directors of Arrow met five (5) times.  During the year, each of the directors attended at least 75 percent of the total number of meetings of both the Board and all committees of the Board on which the director served.  Although Arrow has not adopted a formal policy regarding directors’ attendance at the annual meeting of shareholders, all directors are encouraged to attend. All but one of the directors attended last year’s annual meeting of shareholders. When the Board’s Governance Committee evaluates incumbent directors in determining whether to recommend them for re-nomination, it takes into consideration their attendance record at meetings of the Board and committees of the Board on which they served, as well as at annual shareholders’ meetings.

Board Committees

The Audit Committee, currently consisting of Directors Bergstedt, Clarke, Hopper, Kruczlnicki and Reisman, met four (4) times during the last fiscal year. Director Bergstedt, who currently serves as Chairman, will retire as an Arrow director at the shareholders’ meeting.  His successor as Chairman of the Audit Committee will be appointed at the annual meeting of the Board of Directors that immediately follows the annual shareholders’ meeting. The Board of Directors determined at a meeting on January 23, 2008 that, based on the information then available to it, Directors Clarke and Kruczlnicki each qualified as an "audit committee financial expert" as defined in the rules of the SEC. All members of the Audit Committee must meet the NASD’s standards for independent directors and the SEC’s more rigorous standards for independent audit committee members. The Board determined at its January 23, 2008 meeting that each of the members of the Audit Committee qualified as independent, both under the listing standards of the NASD and under the SEC’s more rigorous independence requirements. The Audit Committee oversees the Company’s accounting, auditing and financial reporting and is responsible for the oversight and control of the relationship between the Company and its independent auditor.  The Audit Committee causes suitable audits and examinations to be made, reviews the adequacy of internal controls and procedures, and makes recommendations and reports to the full Board of Directors.  In accordance with applicable rules, the Audit Committee must specifically approve in advance all services performed by the independent auditor, including audit and audit-related services and non-audit services.  For additional information, see “Report of the Audit Committee” on page 29.  A copy of the current Audit Committee Charter may be found on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

The Compensation Committee was restructured at year-end 2007.  It is the successor to the former Compensation/Nomination Committee.  See the ensuing paragraph on the new Governance Committee for further information on the restructuring. The Committee, currently consisting of Directors Bergstedt, Carusone, Dake, FitzGerald, Hopper, Kruczlnicki and Little, met four (4) times during the last fiscal year.  Director Hopper serves as Chairman of the Committee.  All members of the Compensation Committee must meet the NASD’s standards for independent directors.  The Board of Directors determined at a meeting on January 23, 2008 that, based on the information then available to it, each member of the Compensation Committee qualified as independent under the listing standards of the NASD.  The Compensation Committee reviews, not less often than annually, all compensation arrangements and benefit plans covering our executive officers and key employees.  The Compensation Committee makes or approves all significant decisions on the compensation of executive officers, including the Chief Executive Officer.  For more information on the Compensation Committee’s involvement with executive compensation, see the section of this proxy statement entitled “Compensation Discussion and Analysis” beginning on page 12. A copy of the current Compensation Committee Charter may be found on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

In November 2007, a new committee of the Board of Directors, named the Governance Committee, was formed and its initial members were appointed. The Committee is specifically charged with overseeing all matters pertaining to the corporate governance of the Company and its subsidiaries, including the composition and duties of the Board of Directors of Arrow and committees of the Board, nominations to the Board and its committees, and corporate structuring issues generally.  These duties were formerly entrusted to the Compensation Committee of the Board, which was then known as the Compensation/Nomination Committee. The initial membership of the new Governance Committee is identical to the existing membership of the Compensation Committee.  Thus, the members of the Governance Committee are Directors Bergstedt, Carusone, Dake, FitzGerald, Hopper, Kruczlnicki and Little. Director Kruczlnicki serves as Chairman of the Committee.  All members of the Governance Committee must meet the NASD’s standards for independent directors.  The Board of Directors determined at a meeting on January 23, 2008, that based on the information then available to it, each member of the Governance Committee qualified as independent under the listing standards of the NASD. The Committee makes recommendations to the full Board regarding those individuals the Committee believes are appropriate candidates for nomination as director, either for election at shareholder meetings or for appointment by the Board itself to vacant or newly created Board seats.  The Governance Committee is also charged with reviewing any shareholder recommendations for nominees for director.  For more information on the director nomination process and how a shareholder may participate in that process see “Director Nomination Process – Shareholder Submissions of Candidates” on page 11.  The Governance Committee also periodically reviews and makes recommendations on the Company’s Governance Guidelines. A copy of the current Governance Committee Charter may be found on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

In addition to regular Board and Committee meetings, the non-management members of the Board periodically meet in executive session to discuss any matters they chose that are relevant to the Company’s operation and condition, with no current or former members of management in attendance.  Executive sessions are chaired by a designated presiding director.  In 2007, the presiding director was Director Hopper.  Executive sessions, when they are held, normally convene immediately following regular meetings of the Board of Directors.  At virtually all regular Board meetings, even at those where a subsequent executive session is not planned, the presiding director will poll non-management directors in attendance on their desire to meet in executive session, and an ad hoc session will be held if there is a consensus to do so.

Communications with the Board of Directors

Shareholders may communicate to our Board of Directors any concerns they have as Arrow shareholders by submitting typed or handwritten communications to the following address: Board of Directors – Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  The Corporate Secretary's Office will review all communications and will timely advise the Board of any communication that the Corporate Secretary determines to be of a serious nature.  Periodically, the Corporate Secretary will summarize all shareholder communications received, including those deemed less serious, and will make all such communications available for the directors' review.  In order to efficiently process all shareholder communications, the Corporate Secretary, with the Board's approval, may seek the assistance of appropriate Company employees or outside counsel or advisors in reviewing and evaluating particular communications.  In all cases, the complete text of shareholder communications will be made available for review by the directors in an appropriate and timely manner.

In addition, shareholders may contact any individual director or directors or any particular committee of the Board by submitting typed or handwritten communications to the attention of the particular director(s) or the particular committee(s) at the following address: Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  Shareholder communications to a particular director(s) or committee(s) will be forwarded directly to the appropriate director(s) or committee(s) by the Corporate Secretary.

Director Nomination Process

The Governance Committee, in accordance with the policies and principles in its charter, is responsible for identifying and recommending to the full Board suitable nominees for directorship, including re-nomination of incumbent directors.  In making its recommendations, the Committee will consider any nominee proposals received by it from shareholders under the procedures outlined below (see following section, “Shareholder Submissions of Candidates”).  In reaching a decision on individual candidates, the Committee evaluates whether the individual's knowledge, experience, skill and expertise may enhance the Board's oversight and direction of the business of the Company.  In addition, the Committee considers other factors including an individual's personal character, integrity, financial acumen and prior experience as a director. The Committee seeks a diversity of backgrounds, occupations, viewpoints and gender, as well as a balance among age groups from those who are in mid-career to those nearing or recently entered into retirement.  Generally, the Committee will not recommend a new candidate for nomination unless the individual has demonstrated notable leadership and accomplishment in business, the professions, higher education, politics or cultural endeavors.  The Committee believes directors should be drawn from the communities served by the Company.  In the case of incumbent directors, the Committee also considers the incumbent’s past performance as a director of Arrow and its subsidiaries.  Generally, the Committee will not recommend for nomination individuals who are concurrently serving as a director of more than two other public companies.

In addition to reviewing suggestions received from shareholders regarding nominee candidates, the Committee will conduct its own search protocols to identify new candidates for director and will seek suggestions periodically from management.  The Committee applies the same screening process to all suggested candidates, regardless of the source.  The Committee may defer consideration of a candidate until a later time period, depending upon the current and anticipated future constitution of the Board.

The Board of Directors will give substantial weight to the recommendations of the Governance Committee in selecting nominees for election as directors of Arrow and in its appointment of interim directors.  Under normal circumstances, the Board will not select nominees, including incumbent directors, who have not been recommended by a majority of the members of the Governance Committee.

Shareholder Submissions of Candidates.  The Governance Committee has adopted a policy governing submissions by shareholders of candidates for the Committee to consider in making its recommendations to the full Board on nominees for director.  The policy also governs the Committee's consideration of such candidates.  All candidate submissions must be in writing and addressed to the following address: Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  A copy of the policy governing shareholder submissions may be obtained from the Corporate Secretary at the same address.

Shareholder submissions must contain certain information about the candidate, including a brief biography and business background.  The required information for submissions, including required holdings of Arrow shares by the submitting shareholder, is described in detail in the policy.  If a shareholder submitting a candidate owns Arrow shares beneficially but not of record, the submission must include suitable evidence of such beneficial ownership.  The Committee may utilize appropriate Company employees or outside advisors to assist it in screening and analyzing shareholder submissions.  All candidates properly submitted will be considered by the Committee, although in cases where the candidate is deemed not suitable, the consideration may be perfunctory and, even in cases where serious consideration is deemed warranted, that consideration may be deferred until a later date, if the Committee believes that is the appropriate course.

Shareholders may prefer to act directly to nominate their own candidates for director at annual or special meetings of shareholders, as opposed to submitting their candidates to the Governance Committee for possible nomination by the Board in the manner described in the preceding paragraphs.  Any such direct nominations by shareholders to the floor at shareholders’ meetings are subject to the procedures set forth in our Bylaws, including minimum advance notice to the Board.  For more information, see “Proposals by Shareholders” on page 3.

Director and Officer Liability Insurance

Arrow has for many years maintained directors’ and officers’ liability insurance coverage.  Our current insurance coverage was purchased from Vigilant Insurance Company on November 15, 2007 and has an annual premium of $54,150.  The coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the directors and officers of Arrow and its subsidiaries against liabilities and losses incurred as a result of wrongful acts committed in the performance of their duties.  In the preceding ten years, no payments have been made pursuant to this coverage to, or on behalf of, any directors or officers of Arrow, nor have any claims for reimbursement been made under the policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Arrow’s executive officers and directors, as well as any 10% shareholders of Arrow, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC from time-to-time regarding their ownership of our stock, including changes in their stock ownership.  Copies of these reports are also filed with us.  Based solely on our review of these reports, together with written statements received from certain officers and directors regarding their not being required to file any such reports, all of our executive officers and directors complied on a timely basis with all Section 16(a) reporting requirements in 2007.

COMPENSATION DISCUSSION AND ANALYSIS

We are a regional banking company operating in northeastern New York State, in a mature banking market characterized by intensive competition among providers and high consumer expectations regarding pricing and delivery of financial products.  In order to compete successfully in our marketplace, we depend heavily on the ability of our senior management to formulate and execute strategic plans that enable us to achieve continuing long-term profitability and growth within acceptable parameters of risk. Our executive compensation program is designed to attract, motivate and retain senior management who can lead our Company to achieve those objectives.

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors (the “Committee”) oversees and makes all decisions on executive compensation, with input from the full Board of Directors on key issues, particularly policy matters. Seven members of the Board of Directors sit on the Committee, each of whom is independent under the NASDAQ listing requirements.  We benefit from a significant degree of tenure and stability in the Committee’s membership which we believe enhances its ability to make informed, well-founded decisions. The Committee meets throughout the year and met a total of four (4) times in 2007.  The Chair of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee is responsible for reviewing and approving, at least annually, all aspects of the compensation of our CEO and executive officers. The Committee makes recommendations on the structure of our executive compensation program and ensures the program serves our corporate goals and objectives.  Elements of executive compensation reviewed by the Committee include base salary, bonus/incentive, long-term incentive compensation (i.e. stock-based awards), retirement plans (qualified and non-qualified), deferred compensation plans (qualified and non-qualified), severance arrangements, executive perquisites, and employment or other agreements. The Committee meets with the CEO to discuss his performance and compensation but ultimately decisions regarding his package are made solely based on the Committee’s deliberations.  The Committee considers recommendations from the CEO, as well as input of advisors as requested, to make decisions regarding other executives.

Details on the Committee’s functions are more fully described in its charter which has been approved by the Board of Directors and is available on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

Role of Compensation Consultants and Advisors

The Committee is authorized to seek the assistance and counsel of independent advisors, including compensation consultants, at the Company’s expense, as necessary for the Committee to carry out its duties.  The Committee hires and directs the advisors and they report directly to the Committee.  The Committee periodically requests that consultants and advisors provide education, data, analysis and information on best practices and trends in the banking industry relative to executive compensation.

Role of Management

The Committee also relies on the Company’s internal resources to provide information, input and recommendations related to executive compensation.  Each year, the CEO provides the Committee with an assessment of the performance of the Company as it relates to his own personal performance goals as well as an assessment of the performance of its senior executives.  Management also provides information and data to the Committee and outside advisors as requested.

The Committee periodically requests that one or more members of executive or senior management be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated.  Executives provide insight, suggestions and recommendations regarding executive compensation.  However, only independent Committee members are allowed to vote on decisions regarding executive compensation.  The Committee meets in executive session without management at each Committee meeting during which discussion and decisions about compensation for the CEO take place.

Compensation Philosophy

The general purpose and goal of our executive compensation program is to attract and retain key executives and to motivate them to help the Company maintain and improve profitability within acceptable risk parameters.  Year-to-year determinations regarding executive compensation are based on corporate and individual performance, taking into account compensation paid to executives at peer group banks.

Our total compensation program consists of base salary, annual incentives, and long-term incentives (stock-based awards such as options). We believe that these components, taken as a group, work together in a holistic manner to create a total compensation program that aligns pay and performance.  Our cash compensation (base salary and incentive compensation) provides executives with recognition of their contributions and rewards for near-term financial results.  Our long-term incentive, which is in the form of Arrow equity, ties our executives to the long-term business objectives and aligns their interests with those of our shareholders.  Together these components encourage management to maintain a balance between near-term and long-term objectives, to the ultimate benefit of all shareholders.  In addition to our cash and equity program, all our employees receive a comprehensive benefits package that includes medical, dental, life and long-term disability insurance and retirement plans.  Executive benefits include supplemental executive life insurance, employment agreements, and a limited number of executive perquisites.  The objective of our benefit program is to provide appropriate security and benefits for our executives.

The Committee periodically reviews the mix of security versus performance, fixed versus variable, cash versus equity-based compensation, and benefits provided under our executive compensation program to ensure that the mix is appropriate in light of market trends and the Company’s primary business objectives.  In general, our policy is to consider the Company’s performance compared to peer and industry performance as well as market compensation levels in making our short and long-term pay decisions.  The ultimate goal is to ensure our compensation effectively reflects our performance.

Components of Compensation

Salary.  An executive’s base salary is intended to reflect the executive’s role and contributions.  Base salaries are reviewed and approved annually by the Committee.  Several factors are considered in reviewing salaries:  executive’s role, individual performance and contribution to Arrow’s success, market salaries for similar roles, industry merit budgets, and overall Arrow financial performance.

Annual Bonus (Incentive) Compensation. The Committee believes that bonus awards should be tied to annual performance of both the Company and the individual executive. The Committee sets annual goals under the Short-Term Incentive Plan (“Bonus Plan”) that are challenging and result in payouts only when our financial performance results in a successful year for the Company and its shareholders.

Although the Committee sets specific financial goals for the Bonus Plan, the final decision for the awards is discretionary and reflects the Committee’s overall assessment of Company performance, industry performance and any other considerations it feels are important to maintaining a proper pay-performance relationship.  In addition, the Committee may review and revise pre-established performance targets during the year, if special circumstances arise such as major corporate transactions, unforeseen significant changes in the economy or industry-wide developments of an unexpected nature.  However, regardless of the reasons underlying our actual financial performance and attainment of the pre-established financial goals, the Committee, in its sole discretion, will determine on a case-by-case basis whether an individual executive will receive a bonus for the year and, if so, the amount of the bonus.  No executive has a contractual right to a bonus under the Plan. Even in years where we have met our threshold performance goals, the Committee has opted not to pay bonuses due to other considerations.  Although our Bonus Plan is a discretionary program, we administer awards in a manner that encourages high performance and only rewards superior performance.

Long-Term Incentive Compensation. The long-term incentive component of compensation is addressed through the Company’s compensatory stock program, which provides for grants of stock-based awards (typically, stock options), the value of which is directly contingent upon the market price of Arrow’s common stock over time.   The Company’s 1998 Long-Term Incentive Plan (“1998 Plan”) expired on January 28, 2008.  Historically, long-term incentive compensation awards have taken the form of stock options, although the Plan allowed for multiple equity forms, such as restricted stock. On January 23, 2008, the Company’s Board of Directors approved a new 2008 Long-Term Incentive Plan (“2008 Plan”) which is being presented to shareholders for approval. The 2008 Plan will continue to use equity compensation as a means to meet our goal of directly aligning the interests of our executive officers with those of our shareholders. Following Plan approval, we intend to define an equity grant strategy that will further enhance our ability to meet that goal. For more information about the new plan, see Item #2 on page 32.

In November 2007, the Committee approved stock option awards for the CEO and CFO.  The awards were allocated in accordance with our share guidelines which provide a recommended number of stock options according to the executive’s role.  However, the Committee can make awards in its discretion based on its assessment of Company and individual performance.   The options granted by the Committee under our plan normally vest 25% per year, over a four-year period, ensuring that executives must remain with the Company if they are to benefit from their awards.  Grants of options, if any, are approved at a year-end Committee meeting that is scheduled in advance at the beginning of the year.  Thus, we strive to avoid both the possibility and the appearance that any of our grants of options are being timed so as to take advantage of temporary downward fluctuations in the market price of our stock to the ultimate advantage of the grant recipients. The specific procedures in our 1998 Plan that govern the method for determining the exercise price for option awards required that we use the market closing price of Arrow shares on the date preceding the date of grant.  This did not allow us to “backdate” option grants, nor have we “re-priced” or “re-loaded” option grants, all of which are specifically prohibited in the new 2008 Plan.

Executive Benefits and Perquisites

The overall compensation package provided by Arrow to its executive group includes participation in the standard benefit programs available to all full-time employees (i.e., retirement and health plans) as well as certain benefits only available to selected senior officers.  These benefits include the nonqualified supplemental retirement plan, senior officers’ salary deferral plan, and certain perquisites (or “perks”).   All forms of executive benefits and perquisites are reviewed and approved by the Committee.

Overall, we believe that these additional compensation elements should be structured with the goal of providing executives with a comprehensive and competitive compensation package.  In determining these additional elements of compensation, the Committee occasionally takes into consideration the practices of our peer group banks.

The supplemental elements of executive compensation are discussed briefly below.

Perquisites.  Our policy is to provide our executives with only limited perquisites that are not available to employees generally. Our primary perquisite is the personal use of a company automobile.  The aggregate value of the perquisites is less than $10,000 for each of our executives.

Retirement and Select Retirement Plans.  In addition to our qualified retirement plan for all full-time employees, the Company provides a nonqualified Select Executive Retirement Plan (“SERP”) for certain of our executives and other senior officers.  Under this plan, participating executives and officers may be eligible to receive supplemental retirement benefits.  There are two features of the plan: 1) a “make up” benefit that is designed to provide participants with a level of benefit they would have received under the qualified plan if there were no limitations on eligible compensation contained in the Internal Revenue Code, and 2) additional SERP benefits that are granted by the Committee on a discretionary basis and are designed to provide retirement benefits that appropriately reflect the executive’s service and contribution to the Company.  Of our current senior executives, Mr. Hoy participates in the “make up” benefit and has been selected by the Committee to receive the additional SERP benefit; Mr. Van Leeuwen has been selected by the Committee to receive the additional SERP benefit; and Mr. Bilodeau participates in the “make up” benefit only.  The Company’s retirement plan and SERP are further discussed in the section of the proxy statement entitled “Pension Plans” on page 21.

Deferred Compensation Plan.  The Company maintains a nonqualified deferred compensation plan for senior officers, under which they may elect to defer some or all of their salary and bonus until retirement.  The deferred amounts accumulate interest at a rate equal to the highest rate currently being paid on individual retirement accounts by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company.  The Committee oversees the structure and operation of this plan and is responsible for determining which senior officers will be permitted to participate.  Of the current senior executives, all are eligible to participate, although CEO Thomas Hoy was the only active participant during 2007.  This deferral plan is further discussed in the section of the proxy statement entitled “Nonqualified Deferred Compensation Table” on page 23.

Employment and Other Agreements with Executives

Historically, the Company has provided an employment agreement to its Chief Executive Officer containing standard terms relating to salary, position, duties, and benefits, as well as continuing payments in cash following a change-in-control of the Company or a diminution of the CEO’s authority, accompanied by termination of employment.  CEO Thomas L. Hoy currently serves under such an employment agreement, which is described in more detail in this proxy statement under the heading “Agreements with Executive Officers” on page 26.  The CEO’s employment agreement is a three-year agreement, reviewed by the Committee at each year-end and, if approved, renewed by the Committee for another three years.  The employment agreement has never given the executive any right to receive a bonus under the annual incentive plan, to receive any amounts of stock awards under the long-term incentive plan, or to receive any additional retirement benefits under our SERP.   The Committee reviews and approves all key terms of Mr. Hoy’s agreement, including salary, before renewing it at year-end.  Other than these agreements with the Company’s CEO and former CFO, Arrow historically has entered into such employment agreements only with certain senior executives.  The Committee and Board will continue to review the appropriateness of employment agreements on a case-by-case basis.

The Company has in the past entered into more limited agreements with particular executives providing special compensatory arrangements to serve purposes that will benefit the Company.  For instance, the Company has entered into short-term consulting arrangements with retiring executives to ensure the smooth transition of an operating function from the retiree to his or her successor or to ensure continuing access by the Company to the special expertise of the retiring executive.  Mr. Murphy, formerly the Company’s CFO, is the only retiree currently serving under such a post-retirement arrangement, which is further described in this proxy statement under the heading, “Consulting Agreement with Director Murphy” on page 28.

The Company, from time-to-time, has also granted limited change-in-control protection to certain executives. The agreements provide that, in the event of a change-in-control and their subsequent termination of employment, the executive will receive a lump-sum payment in cash or continuing payments equal to some multiple of their base salary in the year of the change-in-control.  These special change-in-control agreements, which currently are held by senior executives Van Leeuwen and Goodemote, are further described in the proxy statement under the heading “Agreements with Executive Officers” on page 26.

Considerations in Making Executive Compensation Decisions

Benchmarking.  Understanding the industry landscape is one element the Committee considers in setting program targets and making compensation decisions.  The Committee relies on a variety of data sources and information related to market practice for banks similar to Arrow.

During 2006, the Committee engaged Clark Consulting to conduct an objective, comprehensive market analysis and provide recommendations related to executive compensation.  The analysis was based on a custom peer group of publicly traded banks, of similar size and region to Arrow Financial as well as data from published industry sources. Compared to the peer group, Arrow was near the median in terms of total assets, number of branches and other statistical measures.   Although the study was formally completed in 2006, the analysis provided a foundation for decisions in both 2006 and 2007.

In addition to the 2006 consultant report, and to provide updated reference information, at year-end 2007 the Committee reviewed data from SNL Financial’s 2007 Executive Compensation Review which provides data for CEO three-year average total compensation.  Given the limitations of that data, the Committee requested additional updated information and asked management to provide data for other similar commercial banks.  As a result, management conducted an additional analysis of a New York based peer group of commercial bank holding companies of similar asset size as Arrow.   Data from all three sources (consultant report, SNL Financial and New York Commercial Bank Holding Company Peer Group) was reviewed and considered together as a way to enhance the consultant’s report which had been conducted the previous year.

Below is a summary of the 2006 Clark Consulting Regional Peer Group and the New York Commercial Bank Holding Company Peer Group.  Although they vary in participation, both peer groups include banks of similar asset range and region (New York and/or surrounding states) to Arrow:

2006 Clark Consulting Regional Peer Group	2007 New York Commercial Bank Holding Company Peer Group

Alliance Financial Corporation	Alliance Financial Corporation
Bancorp Rhode Island	Canandaigua National Corporation
Camco Financial Corporation	Chemung Financial Corporation
Citizens & Northern Corporation	Financial Institutions, Inc.
Clark Consulting Peer Group	State Bancorp, Inc.
Financial Institutions, Inc.	Tompkins Financial Corporation
Independent Bank Corporation	U.S.B. Holding Co., Inc.
Leesport Financial Corporation	The Wilber Corporation
Merchants Bancshares, Inc.
Omega Financial Corporation
Sterling Financial Corporation
Tompkins Financial Corporation
TrustCo Bank Corporation
Washington Trust Bancorp
Westbank Corporation

In making executive compensation decisions, the Compensation Committee utilized data from these multiple sources as appropriate.

Performance Considerations.  Given the Company’s focus on stretch performance and high standards, the Committee and Board also periodically review Arrow’s performance relative to other bank holding companies in the form of the Federal Reserve Bank's ‘Bank Holding Company Performance Report’ that contains peer group data consisting of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets. Shown below is a summary of data from the December 31, 2007 Federal Reserve Bank’s ‘Bank Holding Company Performance Report’ showing ratios for Arrow and the average for 273 (as of 12/31/07) peer bank holding companies in various categories which demonstrates that Arrow has outperformed this peer group in those categories.

	12/31/2007	12/31/2007
	Arrow	Peer
Profitability Ratios
Return on Average Assets (Higher is Better)	1.11%	0.91%

Return on Average Equity (Higher is Better)	14.68%	10.02%

Asset Quality
Net Loans Charged-off as a Percentage of Average Loans (Lower is Better)	0.04%	0.23%
Nonperforming Loans as a Percentage of Period-end Loans (Lower is Better)	0.21%	1.05%

Efficiency
Efficiency Ratio (Lower is Better)	57.30%	64.59%

Committee Decisions on Executive Officer Compensation at Year-End 2007

The Committee, at its final meetings of the year held on November 28, 2007 and December 19, 2007, made decisions on executive compensation related to base salaries, equity awards and employment and other agreements.  Important factors weighed by the Committee, in particular for the CEO, included the results of the 2006 benchmark analysis conducted by its consultant, the SNL data for CEO total compensation and the New York Commercial Bank Holding Company peer data gathered by management for the Committee.  The financial performance of the Company during the year was the most important factor in these compensation decisions, but each executive’s individual performance was also an important determinant.

In its consideration of CEO compensation, the Committee, in addition to financial performance of the Company, gave particular weight to product and market expansion as well as individual performance factors such as leadership and commitment to the community.  The Committee also carefully considered projections of 2007 financial results for the Company that included an increase in earnings per share, net income, interest income, net interest margin, level of assets, deposits and loans, Return on Average Assets, and continued strong asset and credit quality.  The Committee noted that unfortunately these results had not translated into an increase in the price of Arrow’s common stock, a trend faced by many community banks.

For CEO Thomas Hoy, the Committee considered the forecast for financial results for 2007, Mr. Hoy’s continued strong leadership and professional standing in the field of banking and financial services, his commitment to the community, and his current below market pay position relative to market comparisons.  Based on this review, the Committee approved a five percent (5%) base salary increase at year-end 2007 (the first in three years), a modest stock award under the Long-Term Incentive Plan, and a renewal of his three-year employment agreement.

For the Company’s other top senior officers, base salary increases were granted at year-end 2007, with Mr. Van Leeuwen receiving an increase in base salary of six percent (6%). Mr. Goodemote received a base salary increase of sixteen percent (16%) reflecting his promotion to Chief Financial Officer on January 1, 2007.  Mr. Bilodeau did not receive a base salary increase in consideration of his change to part-time status. In addition, the Committee approved renewal of Mr. Van Leeuwen and Mr. Goodemote’s change-in-control agreements.

Mr. Goodemote also received a modest stock option award.  Mr. Hoy’s and Mr. Goodemote’s awards are set forth in the “Grants of Plan-Based Awards Table” on page 19.   Mr. Bilodeau and Mr. Van Leeuwen did not receive equity awards in 2007 due to their planned retirements.

At its meeting on January 23, 2008, the Committee reviewed and discussed the Company’s actual 2007 financial results that included: an increase in diluted earnings per share of 5.2%; return on average equity of 14.68%; an increase in total assets of 4.3% (reaching a record high of $1.585 billion), deposit balances of 1.5%, and loan balances outstanding of 3.0%. Asset and credit quality continued to be very strong, with nonperforming loans at only .21% of year-end loans; nonperforming assets at .15% of year-end assets; and net loan losses as a percentage of average loans outstanding were a low .04%. The allowance for loan losses amounted to 1.19% of loans outstanding. The level of average earning assets increased 4.7% and net interest margin was up eight basis points from the fourth quarter of 2006 to the fourth quarter of 2007; and return on average equity for the quarter ended December 31, 2007 was 14.76%, as compared to 14.19% for the 2006 period.

The results of Arrow’s 2007 Planning Goals and Objectives as presented by Mr. Hoy and discussed by the Committee, showed that each executive officer met most, if not all, and some exceeded their planning goals for the year.  However, an unanticipated one-time non-cash pre-tax charge of $600,000 was recorded in the fourth quarter of 2007.  This related to our proportionate membership share of certain estimated litigation costs involving Visa U.S.A., Inc.  Because of uncertainty about the planned Visa IPO which would provide the Company with income in 2008 expected to offset the one-time non-cash charge, Mr. Hoy recommended that no incentive bonus payments be approved under the Short-Term Incentive Plan for 2007.  The Committee agreed with Mr. Hoy’s recommendation, exercised its discretion and did not approve any bonus payments under the plan for 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning total compensation and compensatory awards received in 2007 by the Chief Executive Officer and the other executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards	Option Awards (c)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total (f)
Thomas L. Hoy Chairman, President & Chief Executive Officer	2007	$370,000	_	_	$8,235	_	$473,433	$17,413	$869,081
	2006	$370,000	_	_	$610	_	$76,771	$20,227	$467,608
John C. Van Leeuwen Senior Vice President & Chief Credit Officer	2007	$151,000	_	_	$5,128	_	$54,357	$3,624	$214,109
	2006	$146,000	_	_	$427	_	$67,528	$8,350	$222,305
Terry R. Goodemote, CPA Senior Vice President, Treasurer & CFO	2007	$125,000	_	_	$4,714	_	$10,650	$1,383	$141,747
	2006	$98,000	_	_	$366	_	$3,511	$4,153	$106,030
Gerard R. Bilodeau Senior Vice President & Corporate Secretary	2007	$80,000	_	_	$2,198	_	$131,057	$4,296	$217,551
	2006	$103,991	_	_	$183	_	$27,469	$5,473	$137,116

Notes to Summary Compensation Table (alphabetical note references are to columns):

(a)

Represents base salary earned by the named executive in such fiscal year, including salary amounts deferred at the election of the executive. At his request, Mr. Bilodeau’s work schedule was reduced to part-time effective July 1, 2006.

(b)

Represents cash payments to the named executive for such fiscal year under Arrow’s Short-Term Incentive Plan, if any.

(c)

Represents the dollar amount of option awards to the named executive, if any, under the Company’s Long-Term Incentive Plan recognized for financial statement reporting purposes for such fiscal year in accordance with SFAS No. 123(R).  Assumptions made in the valuation are included in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K.

(d)

Represents the actuarial increase in such year in the present value of the named executive’s retirement benefits under qualified pension plans and nonqualified deferred compensation plans established by the Company, determined using interest rate and mortality rate and other assumptions consistent with those used in the Company’s financial statements. There were no above-market or preferential earnings on nonqualified deferred compensation amounts for the named executives. The increase in present value of retirement benefits reported for each of the named executives includes: for Mr. Hoy, $215,352 under the Company’s Employees’ Pension Plan (“Pension Plan”) and $258,081 under the Company’s Select Executive Retirement Plan (“SERP”); for Mr. Van Leeuwen, $54,357 under the Pension Plan; for Mr. Goodemote, $10,650 under the Pension Plan; and for Mr. Bilodeau, $127,065 under the Pension Plan and $3,992 under the SERP.

Notes to Summary Compensation Table - continued (alphabetical note references are to columns):

(e)

Includes (i) the dollar value of the Company’s contributions to the Employee Stock Ownership Plan (“ESOP”) during the year for the named executive, (ii) specified premiums paid by Arrow on certain life insurance arrangements specifically benefiting the named executive, (iii) the dollar value of the discount in the share price for all Arrow shares purchased during the year by the executive under the Company’s Director, Officer and Employee Stock Purchase Plan (“Stock Purchase Plan”), and (iv) payments received during the year by the executive under the Company’s Profit Sharing Plan.  None of the executives received more than $10,000 in perquisites in either year.  Other Compensation reported for 2007 for each of the named executive officers includes: for Mr. Hoy, $1,836 under the Company’s ESOP, $2,709 in premiums for term life insurance, $12,805 in premiums for whole life insurance, and $63 of discount in share price for shares purchased under the Stock Purchase Plan; for Mr. Van Leeuwen, $1,232 under the Company’s ESOP, and $2,392 in premiums for term life insurance; for Mr. Goodemote, $1,020 under the Company’s ESOP, $300 in premiums for term life insurance, and $63 of discount in share price for shares purchased under the Stock Purchase Plan; and for Mr. Bilodeau, $653 under the Company’s ESOP, $1,303 in premiums for term life insurance, $32 of discount in share price for shares purchased under the Stock Purchase Plan, and $2,308 under the Company’s Profit Sharing Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information about compensatory stock-based awards granted to the named executive officers during 2007.  All such grants during 2007 consisted of stock options to acquire the Company’s common stock granted under the Company’s 1998 Long-Term Incentive Plan.  All of the grants were made at a year-end 2007 meeting of the Compensation Committee of the Board of Directors, at which all regular grants of stock options are made under the Company’s policy on equity-based compensation.  All of the options were granted at an exercise price equal to the closing price of Arrow common stock as quoted by NASDAQ on the business day preceding the date of grant as called for by the plan.  All of the options expire ten years after the date of grant and become exercisable in stages, i.e., 25% exercisable one year after the date of grant, 50% exercisable two years after the date of grant, 75% exercisable three years after the date of grant and 100% exercisable four years after the date of grant.  The awards are subject to the recipient’s continuing employment with the Company.  Executives receive no dividends in connection with the shares subject to stock options until the options are exercised.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Shares)	Grant Date Fair Value of Stock and Option Awards (a)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas L. Hoy	11/28/2007	-	-	-	-	-	-	-	10,000	$21.70	$43,700
John C. Van Leeuwen	-	-	-	-	-	-	-	-	-	-	-
Terry R. Goodemote, CPA	11/28/2007	-	-	-	-	-	-	-	3,500	$21.70	$15,295
Gerard R. Bilodeau	-	-	-	-	-	-	-	-	-	-	-

Note to Grants of Plan-Based Awards Table (alphabetical note references are to columns):

(a)

Grant Date Fair Value calculated in accordance with SFAS No.123(R).   Assumptions made in the valuation are included in Note 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table shows all outstanding stock-based awards held by each named executive officer as of December 31, 2007.  All such awards held by the Company’s officers consisted of stock options to acquire the Company’s common stock granted under the Company’s 1998 Long-Term Incentive Plan or its predecessor, the Company’s 1993 Long-Term Incentive Plan.

Name	Number of Securities Underlying Unexercised Options Exercisable (a)	Number of Securities Underlying Unexercised Options Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Thomas L. Hoy	23,268	-	-	$13.54	11/18/2008	-	-	-	-
	12,410	-	-	$12.92	12/15/2009	-	-	-	-
	7,865	-	-	$11.99	12/20/2010	-	-	-	-
	14,773	-	-	$19.21	12/18/2011	-	-	-	-
	14,070	-	-	$24.11	12/18/2012	-	-	-	-
	11,255	-	-	$24.73	12/17/2013	-	-	-	-
	10,927	-	-	$29.30	12/15/2014	-	-	-	-
	1,287	3,863	-	$24.15	11/29/2016	-	-	-	-
	-	10,000	-	$21.70	11/28/2017	-	-	-	-
John C. Van Leeuwen	4,655	-	-	$12.92	12/15/2009	-	-	-	-
	4,655	-	-	$11.99	12/20/2010	-	-	-	-
	5,171	-	-	$19.21	12/18/2011	-	-	-	-
	4,923	-	-	$24.11	12/18/2012	-	-	-	-
	3,940	-	-	$24.73	12/17/2013	-	-	-	-
	3,824	-	-	$29.30	12/15/2014	-	-	-	-
	901	2,704	-	$24.15	11/29/2016	-	-	-	-
Terry R. Goodemote, CPA	311	-	-	$11.99	12/20/2010	-	-	-	-
	296	-	-	$19.21	12/18/2011	-	-	-	-
	282	-	-	$24.11	12/18/2012	-	-	-	-
	562	-	-	$24.73	12/17/2013	-	-	-	-
	1,093	-	-	$29.30	12/15/2014	-	-	-	-
	772	2,318	-	$24.15	11/29/2016	-	-	-	-
	-	3,500	-	$21.70	11/28/2017	-	-	-	-
Gerard R. Bilodeau	5,818	-	-	$13.54	11/18/2008	-	-	-	-
	4,655	-	-	$12.92	12/15/2009	-	-	-	-
	4,655	-	-	$11.99	12/20/2010	-	-	-	-
	5,171	-	-	$19.21	12/18/2011	-	-	-	-
	4,923	-	-	$24.11	12/18/2012	-	-	-	-
	3,940	-	-	$24.73	12/17/2013	-	-	-	-
	3,824	-	-	$29.30	12/15/2014	-	-	-	-
	386	1,159	-	$24.15	11/29/2016	-	-	-	-

Notes to Outstanding Equity Awards at Fiscal Year-End Table (alphabetical note references are to columns):

(a)

Includes exercisable options, if any, that were "out-of-the-money" at year-end, that is, options having an exercise price per share that exceeded the market price of Arrow’s common stock on such date, as well as “in-the-money” options. Listed numbers include any options that have been transferred by gift by the named executive officer to immediate family members who are dependents of the executive or to family trusts for the benefit of such immediate family members.

Notes to Outstanding Equity Awards at Fiscal Year-End Table - continued (alphabetical note references are to columns):

(b)

Includes unexercisable options, if any, that were “out-of-the-money” at year-end, as well as “in-the-money” unexercisable options.  On December 21, 2005, all outstanding unvested stock options were accelerated in order to eliminate the noncash compensation that would otherwise have been recognized in 2006 - 2008 as a result of the required adoption by the Company of SFAS No. 123(R).  All stock options granted after December 21, 2005 (i.e., all listed options that expire in 2016 and 2017) vest in equal installments over the first four anniversary dates after date of grant.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the stock options that were exercised by each named executive officer during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (a)	Value Realized on Exercise (b)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas L. Hoy	25,593	$176,681	-	-
John C. Van Leeuwen	6,346	$52,609	-	-
Terry R. Goodemote, CPA	-	-	-	-
Gerard R. Bilodeau	6,399	$37,612	-	-

Notes to Option Exercises and Stock Vested Table (alphabetical note references are to columns):

(a)

Represents the total number of shares subject to stock options that the named executive officer exercised during the year, as opposed to the number of “net” new shares received by the executive officer upon such exercise.

(b)

Represents the “spread” of options on date of exercise, i.e., difference between the dollar value of the shares of common stock as to which options were exercised (based on the market price of our common stock on the date of exercise) and the purchase price of such shares under the options.

PENSION PLANS

The following is a description of Arrow’s qualified retirement plan applicable to employees generally who meet the plan’s requirements, and Arrow’s nonqualified Select Executive Retirement Plan (“SERP”) applicable to executive officers and key employees selected to participate therein.

Qualified Retirement Plan.  Arrow maintains a tax-qualified retirement plan for eligible employees (the “Retirement Plan”).  The Retirement Plan covers employees of Arrow and all subsidiaries who have attained the age of 18 and have completed one year of service.

In 2002, the Company converted the Retirement Plan's benefit formula from a "final pay" formula typical of defined benefit plans to an "account balance" formula typical of account balance plans.  The new formula automatically applies to all employees who first became eligible to participate in the plan on or after January 1, 2003.  Those who were already participating on December 31, 2002, were allowed to make a one-time irrevocable election either to have their plan benefits calculated under the new account balance formula beginning January 1, 2003, or to continue to use the old final pay formula until their retirement.  Pre-2003 participants who chose to convert to the account balance formula now receive an annual credit to their account, known as a service credit equal to a percentage, ranging from six to twelve percent (6%–12%) of the participant's annual eligible compensation, depending on the participant's age, for each year of covered service. For all employees who first became or become eligible to participate in the plan on or after January 1, 2003, and hence are automatically subject to the account balance formula, the service credit is and will remain six percent of annual eligible compensation regardless of age. The amount of the annual service credit is subject to limitations under the Internal

Revenue Code ("IRC"), as amended.  Participants also receive each year an interest credit equal to their account balance at the beginning of the plan year multiplied by a fixed rate of interest for the year, which is based on the 30-year U.S. Treasury Rate in effect for November of the prior year.  Under the account balance formula, retirement benefits are based on the accrued total amount in the participant's account at retirement and the retiree may elect to receive the value of such accrued amount in a single, lump-sum payment or the equivalent of the account balance in the form of a single life annuity or in other forms of annuity payments at actuarially equivalent amounts.

For those pre-2003 participants who elected to continue their participation under the old final pay formula, retirement benefits will be calculated as before.  Under the final pay formula, retirement benefits are based on a percentage that will vary depending on the participant’s average annual earnings for the highest consecutive five-year period within the last ten years of service and the participant's total number of years of benefit service.  Payments under the final pay formula normally are calculated as straight-life annuity amounts although participants may make certain alternative elections upon retirement, including a lump-sum payment or other forms of annuity payments at actuarially equivalent amounts.  Benefits payable under both the final pay formula and the account balance formula are subject to certain limits under the IRC.

Eligible compensation under the Retirement Plan, under either benefit formula, includes salary, overtime, sick pay, bonuses, and certain other cash and non-cash benefits.

Participants in the plan having 25 years of service may retire at any age, participants having 10 years of service may retire at, or after, age 55, and participants having 5 years of service may retire at or after age 65.  For early retirement prior to age 65, annuity payments, if elected, would be reduced by .25% for each month before age 65 the participant elects to retire.  Participants who are eligible to retire may not commence receipt of their benefit prior to age 55.  Company executives Hoy, Van Leeuwen and Bilodeau are currently eligible to retire under the plan.

Company executives Hoy, Goodemote and Bilodeau elected in 2002 to convert their participation under the Retirement Plan to the new account balance formula.  For plan year 2008, Messrs. Hoy and Bilodeau will receive a service credit to their accounts equal to twelve percent (12%) of their eligible compensation for the year and Mr. Goodemote will receive a service credit to his account equal to eight percent (8%) of his eligible compensation for the year, based on their respective ages.  In 2002, company executive Van Leeuwen elected to continue his participation under the old final pay formula and his retirement benefits will be determined based on the formula described above.

Select Executive Retirement Plan.  Arrow also maintains an unfunded non-qualified Select Executive Retirement Plan ("SERP"), for the benefit of executives and senior officers.  The SERP contains both a qualified Retirement Plan “makeup” benefit feature and an additional SERP benefit feature.  The qualified Retirement Plan “makeup” benefit provides, to those executives and officers who are selected to receive this feature, a payment that is designed to provide participants with a level of benefit they would have received under the qualified plan if there were no limitations on eligible compensation contained in the Internal Revenue Code.  The second feature, the additional SERP benefit, authorizes the Company to grant to selected senior officers additional payments upon their retirement, typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation Committee of the Board of Directors at or before the time of retirement.  CEO Thomas L. Hoy was selected several years ago by the Committee to participate in both features of the SERP and was awarded, as his additional SERP benefit, the right to receive additional payments on his retirement equal to the additional amounts he would have received under the qualified Retirement Plan “makeup” benefit, had he been employed for three (3) additional years beyond his actual retirement date.   Mr. Van Leeuwen , our Chief Credit Officer, was selected recently by the Committee to participate in the additional SERP benefit feature ..  Mr. Van Leeuwen’s additional SERP benefit is identical to Mr. Hoy’s additional SERP benefit described above, that is, the right to receive payments on his retirement equal to the additional amounts he would have received under the qualified Retirement Plan, had he been employed for three (3) additional years beyond his actual retirement date ..  Mr. Bilodeau was selected several years ago to participate in the SERP’s first feature, the qualified Retirement Plan “makeup” benefit. The Company has no established policy concerning the right of executives and senior officers to participate in either feature of the SERP; generally, executives have been given the right to participate in the “makeup” feature but the right to participate in the additional SERP benefit feature is exceptional and approved only on a case-by-case basis.

PENSION BENEFITS TABLE

The table below shows the present value of accumulated benefits payable to each of the named executive officers as of December 31, 2007, including the number of years of service credited to each such named executive officer, under the Retirement Plan and the SERP determined using interest rate and mortality rate assumptions consistent with those described in Note 16 of the Company’s consolidated financial statements.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Thomas L. Hoy	Retirement Plan	33.42	$1,769,875	-
	SERP	36.42	$804,261	-
John C. Van Leeuwen	Retirement Plan	22.92	$569,912	-
Terry R. Goodemote, CPA	Retirement Plan	15.08	$51,704	-
Gerard R. Bilodeau	Retirement Plan	38.50	$617,912	-
	SERP	38.50	$23,661	-

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has a Senior Officers Deferred Compensation Plan (the “Officers’ Deferral Plan”) under which executive officers of the Company may elect to defer all or a portion of the salary or bonus payments otherwise receivable by them until retirement and to receive interest on deferred amounts at a rate equal to the highest rate currently being paid on individual retirement accounts by Glens Falls National Bank and Trust Company. In 2007, applicable rates ranged from 4.40% to 5.04%.

The following table sets forth information with respect to amounts deferred by the named executive officers under the Officers’ Deferral Plan, including amounts earned on deferrals or distributed to the officers from the plan.

Name	Executive Contributions in 2007 (a)	Company Contributions 2007	Aggregate Earnings 2007 (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2007 (c)
Thomas L. Hoy	$26,000	-	$16,243	-	$360,531
John C. Van Leeuwen	-	-	-	-	-
Terry R. Goodemote, CPA	-	-	-	-	-
Gerard R. Bilodeau	-	-	$4,004	-	$85,574

Notes to Nonqualified Deferred Compensation Table (alphabetical note references are to columns):

(a)

The amount reported for each named executive officer includes: for Mr. Hoy, deferral of a portion of his salary otherwise payable in 2007 under the Officers’ Deferral Plan, which was listed in the Salary column of the Summary Compensation Table of this proxy statement.

(b)

The amount reported for each named executive officer represents: for Mr. Hoy, accrued interest on amounts previously deferred by him under the Officers’ Deferral Plan; and for Mr. Bilodeau, accrued interest on amounts previously deferred by him under the Officers’ Deferral Plan.

(c)

The amount reported for each named executive officer represents the year-end balance of such officer’s account under the Officers’ Deferral Plan.

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL

Voluntary Termination or Early Retirement.  The Company does not currently have contracts with its executive officers that would require cash severance payments based solely upon the voluntary termination or early retirement of the executive officer.  Absent a prior “change-in-control” or “change-in-authority” of the executive officer as described in more detail below, the voluntary termination or early retirement of an executive officer would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” above in this proxy statement.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company.

Termination For Cause.  The Company does not currently have contracts with its executive officers that would require cash severance payments if the Company terminated the executive officer for cause.  The termination for cause of an executive officer would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” above in this proxy statement.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company.

Death or Disability.  Under the stock option agreements given to executive officers and other employees of the Company when awarded options, the death or permanent disability of the award recipient normally will result in acceleration of vesting for outstanding unvested options if the employee was awarded the option more than one year prior to the death or disability. Otherwise, the termination of an executive officer upon death or disability would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” above in this proxy statement.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company.

Termination Other than for Cause.  Mr. Hoy has a provision in his employment agreement specifically governing payments to him if he is terminated without cause.  In such a case, assuming no prior “change-in-control” or “change-in-authority” (see below), Mr. Hoy is entitled to a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary.  The table below shows the estimated payout for Mr. Hoy had he been terminated other than for cause as of December 31, 2007.

The Company does not have a formal written severance plan for employees or executives that are terminated other than for cause.  Therefore, none of the other named executive officers would be entitled to severance or other payments if terminated other than for cause.  In the past, the Company has, from time-to-time in the discretion of the Board of Directors or its Compensation Committee, made awards of severance payments to executive or senior officers in differing amounts determined on a case-by-case basis.

Termination in Connection with a Change-in-Control.  The Company has entered into an employment agreement with Mr. Hoy referenced on page 26 and change-in-control agreements with two of the other named executive officers of the Company (Messrs. Van Leeuwen and Goodemote) that call for certain payments to be made to the executive if his employment is terminated without cause or he voluntarily terminates his employment following a change-in-control of the Company.  In addition, Mr. Hoy’s employment agreement has non-compete and non-solicitation provisions that would be triggered if his employment was terminated in connection with a change-in-control.  For a discussion of the terms and conditions of these agreements, please see the section entitled “Agreements with Executive Officers” on page 26.  The amounts that would have been payable to each such executive had his employment terminated on December 31, 2007, following a change-in-control is identified in the table below.

Upon a change-in-control, as defined in the 1993 and 1998 Long-Term Incentive Plans of the Company and the stock option agreements awarded in connection therewith, all outstanding options granted to executives and other employees, to the extent not fully vested, would vest immediately, regardless of whether the officer is terminated.

Other than as described above, termination of any of the named executive officers following a change-in-control would not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” above in this proxy statement.  Eligibility for other payments would be determined in a manner consistent with all employees of the Company.

Termination after Change-in-Authority.  Mr. Hoy has a provision in his employment agreement that provides for payments to him if he were to experience a negative “change-in-authority”, i.e., if he were to be assigned duties by Arrow which have materially less authority than those duties currently being performed by him and if he subsequently voluntarily terminates his employment or is terminated without cause.  The amount of payments due to Mr. Hoy would be the same as if he were terminated in connection with a change-in-control, which amount is included in the table below.  Mr. Hoy’s employment agreement has non-compete and non-solicitation provisions that would be triggered if his employment was terminated after a change-in-authority.  For more information on these provisions, please see the section entitled “Agreements with Executive Officers” on page 26.

No other officer has any agreement with the Company providing for payments upon a termination of employment after a change-in-authority.

The table below shows the estimated payouts to each of the named executive officers in connection with termination of their employment under special circumstances, including following a change-in-control of the Company, not including payments under the Company’s Retirement Plan or SERP.  Under each of the scenarios, the payment amount assumes the executive’s employment terminated on December 31, 2007, that other “triggering events” (e.g. change-in-control, change-in-authority) occurred on December 31, 2007, and that the value of Arrow common stock to the extent relevant was the stock’s market value on December 31, 2007.

POTENTIAL PAYMENTS TO EXECUTIVES UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

Name	Termination Other Than for Cause (a)	Termination Upon Change-in-Control (b)	Termination After Change in Authority (c)
Thomas L. Hoy	$740,000	$1,865,870	$1,865,870
John C. Van Leeuwen	$0	$319,387	$0
Terry R. Goodemote, CPA	$0	$271,228	$0
Gerard R. Bilodeau	$0	$0	$0

Notes to Potential Payments To Executives Upon Termination or Change-in-Control Table (alphabetical note references are to columns):

(a)

Amounts payable to Mr. Hoy under his employment agreement.

(b)

The amount reported for each named executive officer includes: for Mr. Hoy, $1,865,870 payable under his employment agreement and $0 from accelerated vesting of stock options that were out-of-the-money as of December 31, 2007; for Mr. Van Leeuwen, $319,387 payable under his change-in-control agreement, including $17,387 for certain non-cash employee benefits described below, and $0 from accelerated vesting of  stock options that were out-of-the-money as of December 31, 2007; for Mr. Goodemote, $271,228 payable under his change-in-control agreement,  including $21,228 for certain non-cash employee benefits described below, and $0 from accelerated vesting of stock options that were out-of-the-money as of December 31, 2007; and for Mr. Bilodeau, $0 from accelerated vesting of  stock options that were out-of-the-money as of December 31, 2007.  Under their Change-in-Control Agreements, Messrs. Van Leeuwen and Goodemote are entitled to continuation of non-cash employee benefit plans for two (2) years following their termination following a change-in-control of the Company.  These amounts represent the present value of continued medical insurance coverage for 24 months, subject to the employee cost-sharing arrangements currently in effect (generally, 18 months maximum under COBRA, plus the balance of six (6) months of medical coverage under a conversion policy -- using assumptions mandated by GAAP; 24 months dental coverage under the Company’s self insured plan; plus continued premium payments on term life insurance policies). Upon a change-in-control without a termination of employment, each named executive officer would receive accelerated vesting of stock options

(c)

Amounts payable to Mr. Hoy under his employment agreement.

AGREEMENTS WITH EXECUTIVE OFFICERS

We have two significant agreements or types of agreements with our executive officers,  i) an employment agreement with our President and Chief Executive Officer Thomas L. Hoy; and ii) change-in-control agreements with two of our other current executive officers.  The following paragraphs describe these agreements in more detail.

CEO’s Employment Agreement.  Thomas L. Hoy, Chairman, President and Chief Executive Officer of Arrow and its principal subsidiary, Glens Falls National Bank and Trust Company, is serving under a three-year employment agreement with us, which was renewed effective January 1, 2008.  The agreement, which was approved by the Compensation Committee in December 2007, replaced a similar agreement entered into by the Company with Mr. Hoy one year earlier.  Under the agreement, Mr. Hoy is guaranteed his current annual base salary and certain other benefits for the duration of the agreement.  In the event that Mr. Hoy is terminated without cause (as defined in the agreement), Mr. Hoy will receive a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary.  The agreement also specifies that on or before December 31 of each calendar year during the term of the agreement, the Compensation Committee will consider and vote upon a proposal to replace the agreement with a new three-year employment agreement having similar conditions and benefits.  Also under the agreement if, following a change-in-control of Arrow (as defined in the agreement) or Mr. Hoy’s being assigned less significant duties (a “Change-in-Authority”), he voluntarily terminates his employment or is terminated without cause, he will receive an amount payable in installments (or in a lump-sum, in the event of financial hardship) equal to approximately three times his average annual compensation as defined in the agreement.  If any payment under the agreement results in Mr. Hoy’s becoming subject to a special surtax (a so-called "golden parachute" tax) under applicable tax law, he will receive additional payments so that his net after-tax benefit is equal to the benefit he would have received if no such special surtax applied to him.  The agreement also contains non-competition and non-solicitation provisions that may be triggered upon termination of Mr. Hoy’s employment. Under the non-competition provisions, for a period of two (2) years following Mr. Hoy’s termination of employment he is generally precluded from being employed by, operating, or being a director of any bank or insured financial institution which is located in any county in the state of New York in which Arrow, its subsidiary banks, or other affiliates of Arrow that provide financial services, maintain a branch or office or have acted to establish a branch or office.  Under the non-solicitation provisions, for a period of two (2) years following Mr. Hoy’s termination of employment, he is generally precluded from soliciting on behalf of any financial institutions, customers or clients of Arrow, its subsidiary banks or other affiliates that provide financial services.  Furthermore, Mr. Hoy would be precluded from employing or soliciting any employees of Arrow or its subsidiaries on behalf of another corporation or entity.

Executive Change-in-Control Agreements.  We have entered into change-in-control agreements with two other executive officers: John C. Van Leeuwen, Senior Vice President and Chief Credit Officer and Terry R. Goodemote, Senior Vice President and Chief Financial Officer.  These agreements do not provide for continuing employment for a specified period of time or the payment of a particular salary or benefits to the executive, but merely specify that in the event of a change-in-control of Arrow, the executive will receive certain payments and benefits if his employment with Arrow or its successor terminates for any reason, including, under certain conditions, voluntary resignation, on or within six (6) months after the change-in-control. Specifically, if there is a change-in-control and a termination of employment, Mr. Van Leeuwen and Mr. Goodemote would be entitled under their respective agreements to receive payments payable in a lump-sum or in continuing biweekly payments, equal to two years' base salary, plus in each case, certain continuing insurance coverage. Under these change-in-control agreements, any amounts payable to executives in the event of a change-in-control do not carry with them any “tax gross-up” payments committing the Company to pay any income or excise taxes otherwise payable by such executives upon receipt of such payments.

COMPENSATION OF DIRECTORS

The Compensation Committee makes recommendations to the full Board from time-to-time regarding directors’ fees, including the dollar amount, conditions of payment and form of payment of the fees directors of the Company receive for their services on the Board and on committees of the Board. The full Board is ultimately responsible for determining directors’ fees and any other compensation received by directors from the Company.  Directors who are also executive officers of Arrow do not receive any directors’ fees or other form of compensation for serving as directors of Arrow or its subsidiaries, for serving on any committees of the Board of Arrow or its subsidiaries, or for attending board or committee meetings.  In January of this year, the Compensation Committee recommended an increase in directors’ fees for 2008 and the Board concurred with that recommendation.

Each non-officer director of Arrow currently receives an annual retainer fee for service on Arrow’s Board of $13,500, a fee of $600 per Arrow Board meeting attended, and a fee of $500 for each regularly scheduled meeting attended of each committee of the Arrow Board on which the director serves. The Chair of the Audit Committee receives an additional annual cash retainer of $5,000 and the Chair of the Compensation Committee and Governance Committee each receive an additional annual cash retainer of $3,000.  Non-officer directors of our subsidiary banks receive an annual retainer fee for service on the bank’s Board of $6,600, a fee of $400 per bank board meeting attended, and a fee of $350 for each meeting attended of each committee of the bank Board on which the director serves.  The Chair of the Glens Falls National Bank and Trust Company Trust Committee receives an additional annual cash retainer of $3,000.

Under the Company’s Directors’ Stock Plan, Arrow’s Board of Directors may determine from time-to-time that a portion or all of the directors’ fees payable to directors of Arrow or its subsidiary banks will be paid in the form of shares of common stock of Arrow, valued at the market value of such shares on the date of distribution.  Shares under the plan are distributed twice annually, on the same dates that the directors’ retainer fees are distributed (normally in May and November).  Shares are fully vested and freely transferable by directors upon receipt. The Arrow Board has determined that in 2008, $7,500 of the $13,500 annual retainer fee paid to Arrow’s non-officer directors and $3,000 of the $6,600 annual retainer paid to the non-officer directors of the subsidiary banks will be paid in the form of Arrow shares under the plan.

The Company maintains an unfunded Directors’ Deferred Compensation Plan, in which non-officer directors of Arrow and its subsidiaries may participate.  Under this plan, each director is able to make an election to defer, during his or her term of office, all or a portion of his or her cash directors' fees until a specified future date in accordance with the provisions of the plan.  The account of a participating director is credited with the dollar amount of the director's deferred fees and the account balance earns interest at a rate equal to the highest rate being paid on individual retirement accounts by Glens Falls National Bank and Trust Company.  Distributions under the plan are payable in cash, either in a lump-sum or in annual installments as the participant may choose.  For 2007, two directors of Arrow elected to defer fees otherwise payable to them for such year under the plan (see note (a) to the following table).

The table below summarizes all compensation paid by the Company and its subsidiary banks to non-employee directors of Arrow for the fiscal year ended December 31, 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (c)	Total
Jan-Eric O. Bergstedt	$24,900	$10,500	-	-	$1,837	$37,237
Herbert O. Carpenter	$18,100	$12,375	-	-	-	$30,475
John J. Carusone, Jr.	$17,850	$10,500	-	-	-	$28,350
Michael B. Clarke	$18,000	$10,500	-	-	-	$28,500
Gary C. Dake	$17,850	$10,500	-	-	-	$28,350
Mary-Elizabeth T. FitzGerald	$19,300	$10,500	-	-	$1,772	$31,572
Kenneth C. Hopper	$23,800	$10,500	-	-	$6,380	$40,680
David G. Kruczlnicki	$19,900	$10,500	-	-	$3,517	$33,917
Elizabeth O’C. Little	$17,900	$10,500	-	-	-	$28,400
David L. Moynehan	$20,800	$10,500	-	-	-	$31,300
John J. Murphy	$18,550	$13,875	-	-	$25,000	$57,425
Richard J. Reisman	$19,800	$10,500	-	-	$4,555	$34,855

Notes to Director Compensation Table (alphabetical note references are to columns):

(a)

Directors Kruczlnicki and Reisman deferred $12,100 and $10,600, respectively of fees otherwise payable to them in 2007 under the Directors Deferred Compensation Plan.  Such fees are included in column (a).

Notes to Director Compensation Table - continued (alphabetical note references are to columns):

(b)

During 2007, each named director received a total of $7,500 of the director’s annual retainer payable for services as an Arrow director and $3,000 of the director’s annual retainer payable for services as a director of one of Arrow’s subsidiary banks in the form of shares of Arrow’s common stock, valued at the market price of such shares on the date of distribution, all in accordance with Arrow’s Directors’ Stock Plan. These shares were distributed to all non-employee directors in two installments pursuant to the plan as follows: (i) May 24, 2007, 238.0952 shares at a share price of $22.05 and (ii) November 29, 2007, 238.0952 shares at a share price of $22.05.  On May 24, 2007, Mr. Carpenter and Mr. Murphy received an additional 85.0341 shares at a share price of $22.05 as a result of their election to the Arrow Board on April 25, 2007.  On January 30, 2007, Mr. Murphy received 61.9451 shares at a share price of $24.215 after becoming eligible for regular Glens Falls National Bank and Trust Company director fees following his retirement on December 31, 2006. The shares were fully vested and transferable upon distribution.  Amounts payable in shares under the plan may be changed by the Board at any time.

(c)

For each Director, other than Director Murphy, this column represents interest earned during 2007 on the principal amount in the director’s account under the Directors Deferred Compensation Plan.  In 2007, applicable rates ranged from 4.40% to 5.04%.  The amount listed for Mr. Murphy constitutes consulting fees under his consulting agreement.  See following section entitled “Consulting Agreement with Director Murphy”.

Consulting Agreement with Director Murphy.  John J. Murphy was formerly Executive Vice President, Treasurer and Chief Financial Officer of Arrow.  He retired from this position on December 31, 2006 and simultaneously entered into a consulting agreement with the Company for a minimum term of three years.  Under the agreement, Mr. Murphy renders advice on financial and general corporate matters, as requested by senior management.  The minimum time commitment expected from Mr. Murphy under the agreement for services rendered is approximately 90 hours per calendar quarter, with services to be rendered as and when needed, and his baseline fee for such services is $25,000 per year, payable in cash on a regular basis.  He also is entitled to be reimbursed for reasonable expenses incurred by him and is entitled to indemnification coverage from the Company.  To the extent Mr. Murphy consents to render services under the agreement exceeding the minimum time commitment, his compensation will be adjusted proportionately upward.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with senior management the Compensation Discussion and Analysis beginning on page 12 of this proxy statement as required by Item 402(b) of the SEC’s Regulation S-K.  Based on its review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kenneth C. Hopper, M.D., Chairman

Jan-Eric O. Bergstedt

John J. Carusone, Jr.

Gary C. Dake

Mary-Elizabeth T. FitzGerald

David G. Kruczlnicki

Elizabeth O’C. Little

Compensation Committee Interlocks and Insider Participation

In 2007, the Compensation Committee members were Directors Bergstedt, Carusone, Dake, FitzGerald, Hopper (Chairman), Kruczlnicki and Little.  No member of the Compensation Committee is a current or former officer or employee of Arrow or any of its subsidiaries or had any substantial business dealings with Arrow during 2007, except for Director Dake, whose company, Stewart’s Shops Corp., of which Mr. Dake is President, engaged in certain lease transactions with the Company during 2007 that are described in the section “Transactions with Directors, Officers and Associated Persons” on page 30 of this proxy statement.  In addition, no “compensation committee interlocks” as defined under the SEC’s disclosure rules existed during fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Committee") currently consists of five directors, each of whom qualifies as independent both under the NASD’s standards for independent directors and under the SEC’s more rigorous standards for independent audit committee members.  The Committee assists the Board in fulfilling its oversight role relating to the Company's financial statements and the financial reporting process, including the system of disclosure controls and Company’s internal controls and procedures.  Its duties include reviewing the independent auditor's qualifications and independence, the performance of the independent auditor and the Company’s internal audit function.  The Board has adopted and annually reviews the Committee's charter, which sets forth its duties in detail.

The Committee has reviewed and discussed with management and with KPMG LLP, the Company's independent auditor, Arrow's audited consolidated financial statements as of and for the year ended December 31, 2007.  The Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2007. Management has the responsibility for the preparation of Arrow's consolidated financial statements and for assessing the effectiveness of internal control over financial reporting; the independent auditor has the responsibility for the audit of the consolidated financial statements.  The independent auditor reports directly to the Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate.

The Committee also has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees” (as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications").

The Committee has approved the engagement of KPMG LLP as independent auditor for 2008 and the scope of their engagement.  In this context, the Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," relating to auditor independence, and has discussed with KPMG LLP the firm's independence.  The Committee has also considered whether the provision by KPMG LLP of non-audit services to the Company is compatible with KPMG LLP's independence.

Based upon the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of Arrow Financial Corporation and its subsidiaries and management's assertion on the design and effectiveness of internal control over financial reporting of Arrow Financial Corporation and its subsidiaries be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jan-Eric O. Bergstedt, Chairman

Michael B. Clarke

Kenneth C. Hopper, M.D.

David G. Kruczlnicki

Richard J. Reisman, D.M.D.

Independent Auditor’s Fees

The following table sets forth the aggregate fees billed to Arrow and its subsidiaries for the fiscal years ended December 31, 2007 and 2006 by Arrow’s independent auditor, KPMG LLP:

Categories of Service	2007	2006
Audit Fees	$247,000	$246,000
Audit-Related Fees	$0	$14,500 (a)
Tax Fees (b)	$75,945	$55,140
All Other Fees	$0	0
Total Fees	$322,945	$315,640

Notes to Independent Auditor’s Fees Table:

a)

Listed fee amounts for these services were not specifically approved in accordance with pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

b)

Represents fees for tax preparation and reviews and consulting services.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATED PERSONS

During calendar year 2007, several of our directors and executive officers, including members of their immediate families as well as various corporations, organizations, trusts and estates with which these individuals are associated (collectively, our “related parties”), had outstanding loans from our subsidiary banks in amounts of $120,000 or more.  All such loans when made were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions by the lending bank with unaffiliated persons.  As of December 31, 2007, no such loan was classified by the Company as a non-accrual, past due, restructured or potential problem loan.

During 2007, the Company made payments to or for the benefit of Stewart’s Shops Corp. (“Stewart’s”), a privately-owned company of which Director Gary C. Dake is President, relating to three branch banking offices which the Company’s subsidiary banks occupy under lease agreements with the property owner, Stewart’s.  Rentals and incidental expenses on the three offices, one of which is a branch of Glens Falls National Bank and Trust Company and the other two of which are branches of Saratoga National Bank and Trust Company, totaled approximately $100,000 during 2007 and the cost to the Company of building improvements on one of the Saratoga National branches, which will inure to the ultimate benefit of Stewart’s, was another $54,000.  The lease for the Glens Falls National Bank and Trust Company branch has a duration of twenty (20) years and expires in 2019 and the leases for the two Saratoga National Bank and Trust Company branches have durations of ten (10) years and expire in 2015 and 2017.

The Company’s Related Parties Transactions Policy governs internal review and approval of all material Company transactions or business relationships with our related parties, including our directors and officers and their families and controlled companies.  Under this policy, any such transaction or relationship involving an aggregate dollar amount of goods, services or payments in excess of $120,000 or that would otherwise likely require disclosure to shareholders in a future proxy, must be approved by the Audit Committee of the Board of Directors or the Board itself.  Loans from our banks to our directors, officers, their families and controlled businesses and other related parties, would generally be exempt from Audit Committee pre-approval under the Policy, although all such loans are subject to various pre-approval requirements under federal banking law.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy statement is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies.  Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any shareholder.  If you wish to receive a separate copy of the proxy statement, you may (i) call us at (518) 745-1000, Ext. 243 or (ii) send a written request to Mr. Gerard R. Bilodeau, Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801, or (iii) send an email request to gbilodeau@arrowbank.com.  If you are one of multiple shareholders sharing an address who have collectively received only one copy of this proxy statement and wish to receive a separate copy for each shareholder in the future, you may contact us in any of the ways listed above.  Alternatively, if you are one of multiple shareholders sharing an address who have received multiple copies of this proxy statement, and wish to receive only a single copy, you also may contact us in any of the ways listed above.

PROXY MATERIALS AVAILABLE ON THE INTERNET IN 2009

In conjunction with our annual meeting in 2009, we plan to make our proxy materials available on the Internet and only provide copies by mail or email upon your request.  Prior to the 2009 annual meeting date, you will receive a Notice indicating that our proxy materials are available on the Internet and how, if you wish, to request a copy by mail or email. To help us plan for next year, please check the box in the lower right hand corner of the proxy card next to the paragraph that summarizes this new method of delivering your proxy material to you if you want to receive future proxy materials by mail, free of charge.  Even if you do not check the box now, you will still have the right to request a paper copy of the proxy material by contacting us as instructed in the Notice.

ITEMS FOR SHAREHOLDER VOTE

Your Board of Directors recommends that you vote “FOR” the following Items 1 - 4

  ITEM 1   ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

The first item to be acted upon at the meeting is the election of four directors to Class A (the class whose term expires at this meeting) of our Board of Directors, to three-year terms to expire in 2011.

Upon recommendation by the Board’s Governance Committee, the Board has nominated Kenneth C. Hopper, M.D., Elizabeth O’C. Little, John J. Murphy, and Richard J. Reisman, D.M.D. for election to Class A of the Board of Directors, each to hold office for a term of three years or until his or her successor shall be duly elected and qualified.  Each of the nominees is currently serving as a director and each was elected by our shareholders to his or her position, most recently at our 2005 annual meeting of shareholders, except for Mr. Murphy, who was first elected to his position as a Class A director at the 2007 annual meeting of shareholders, to replace a retiring Class A director, Michael F. Massiano.

Jan-Eric O. Bergstedt, currently a Class C director, will be retiring as a director of the Company on April 30, 2008 as a result of his reaching age 72 prior to the meeting.  Under our corporate governance policies, the mandatory retirement age for directors is 72.

Under our Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. Under our Bylaws, the total number of directors is as specified from time-to-time by our Board of Directors.  At a meeting on January 23, 2008, the Board voted unanimously to decrease the number of directors from thirteen (13) to twelve (12) as of the date of the annual meeting.

Under applicable law, directors are elected by a plurality of the shares voted at the meeting, meaning the nominees receiving the most “FOR” votes for the available seats will be elected.  Because for the election of directors at this year’s meeting there are only as many nominees as there are directors to be elected (i.e. 4), each nominee is assured of election regardless of how many votes are cast in favor of the nominee (“FOR”) as opposed to against the nominee (“WITHHOLD AUTHORITY”).  Under the Majority Voting Policy in our Corporate Governance Guidelines however, if an election of directors is uncontested (as will be the case at this year’s meeting), any nominee for director who receives a negative vote (“WITHHOLD AUTHORITY”) from the holders of a number of shares exceeding fifty percent (50%) of the total number of shares that are outstanding and entitled to vote in such election, must tender his or her resignation as director following the meeting, even though the nominee has technically been elected a director.  Under the policy, the Governance Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the full Board on appropriate action, whereupon the Board takes such action on the resignation as it deems appropriate, taking into account the best interests of the Company and its shareholders.

All proxies which are timely received by the Corporate Secretary in proper form prior to the election of directors at the meeting, and which have not been revoked, will be voted “FOR” the Board’s nominees described above (unless any nominee is unable to serve or, for good cause, refuses to serve), subject to any specific voting instructions received with any proxy, including the direction to “WITHHOLD AUTHORITY” to vote for any one or more nominees.

Each of the nominees has consented to being named in this proxy statement and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected.

The Board of Directors recommends a vote “FOR” each of the nominees for election as director, which is Item 1 on the proxy card.

  ITEM 2   APPROVAL OF THE ARROW FINANCIAL CORPORATION 2008 LONG-TERM INCENTIVE PLAN

The second item to be acted upon at the meeting is a proposal to approve the Arrow Financial Corporation 2008 Long-Term Incentive Plan (the “2008 Plan”).  The 2008 Plan provides for stock-based awards to officers, employees and other individuals rendering advisory or consulting services to the Company or any subsidiary of the Company and to directors of Arrow.  Awards can take the form of stock options, restricted stock or restricted stock units, all payable in shares of the Company’s common stock.  In structure, the 2008 Plan is much like the Company’s former compensatory stock plan, the Arrow Financial Corporation 1998 Long Term Incentive Plan (the “1998 Plan”), which was approved by shareholders at the Company’s 1998 annual meeting and expired on January 28, 2008, with a remaining balance of 151,278 unissued shares.  The 2008 Plan is proposed as the successor to the 1998 Plan, although it will include new provisions that reflect our commitment to strong corporate governance practices.  These new provisions include a limitation on the number of shares of restricted stock and restricted stock units that may be granted under the 2008 Plan and specific prohibitions with respect to the repricing of option grants or grants of reload options.  The 2008 Plan also strictly prohibits backdating or forward-dating of options, although the Company has never backdated or forward-dated option grants or attempted to time option grants to take advantage of favorable market prices.

The description of the 2008 Plan set forth below addresses key elements of the proposed new plan, and describes each type of award authorized by the plan.  For a copy of the full text of the 2008 Plan, please send a written request to Mr. Gerard R. Bilodeau, Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, NY 12801, or call Mr. Bilodeau at (518) 745-1000, Ext. 243 or contact him by email at gbilodeau@arrowbank.com.  You may also access a copy of the 2008 Plan on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

Administration of the Plan

The 2008 Plan will be administered by the Compensation Committee of the Board of Directors, or a subcommittee or delegee thereof (the “Committee”).  All grants of awards under the 2008 Plan will be made at the discretion of the Committee, except that the full Board of Directors will make final determinations on any grants of awards to Arrow directors.  All decisions made by the Committee or the Board of Directors with respect to the 2008 Plan and grants under the plan will be final and binding.

The benefits and amounts that will be received by individual officers, directors, and employees under the 2008 Plan are not presently determinable.  All grants are discretionary.

Number of Authorized Shares

The maximum number of shares authorized for awards under the 2008 Plan has been set at 300,000, the same number of shares that was initially authorized under the 1998 Plan.  This maximum number is subject to adjustment in connection with any stock dividend, stock split or other similar transaction affecting the Company’s outstanding shares.  Although it is not possible to predict with certainty the number of stock-based awards that the Company may elect to grant in forthcoming periods under the 2008 Plan, due to the large number of variables that affect determinations regarding such grants, the Board of Directors currently anticipates that the 300,000 shares authorized for awards under the 2008 Plan should be adequate to meet the Company’s needs for compensatory awards for at least a five-year period, absent unusual developments.

Shareholder Vote Required for Approval

The 2008 Plan was adopted by the Board of Directors on January 23, 2008, subject to approval by shareholders of the Company.  Under applicable law, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on this proposal at the meeting will be required for approval.  For purposes of determining approval, ballots or proxies marked “ABSTAIN” on this proposal (ITEM 2) will not be treated as having been voted on the proposal and thus will have no effect on the outcome of the vote.  On March 12, 2008 the last sale price of the Company’s common stock, as reported on the NASDAQ® Global Select Market was $20.29 per share.

Types of Awards and Eligibility

The 2008 Plan authorizes the grant of stock options to purchase shares of the Company’s common stock and the grant of shares of restricted stock and restricted stock units.  The stock options may be either so called “incentive stock options” or nonqualified stock options.  Incentive stock options, which may be granted only to officers and employees, qualify for special federal income tax treatment.  Restricted stock consists of shares of the Company’s common stock granted to eligible recipients that are non-transferable and subject to forfeiture by the recipient until the shares vest some period of time after the date of grant; if the recipient leaves the service of the Company before the shares vest, they are forfeited.  Restricted stock units are rights to receive shares of the Company’s common stock on designated dates occurring some period of time after the rights vest; if the recipient’s service with the Company terminates before the vesting date, the rights are forfeited.  The number of shares authorized for issuance under the 2008 Plan (300,000) may be divided up in any fashion among incentive stock options, nonqualified stock options, restricted stock and restricted stock units, provided that no more than 100,000 shares may be awarded in the form of restricted stock and/or restricted stock units.

Awards under the new plan may be granted to employees and officers of the Company and its subsidiaries, non-officer directors of the Company, and other individuals rendering advisory or consulting services to the Company and its subsidiaries.  The determination of those eligible persons who actually receive awards and the number, type and terms of awards that they are to receive, consistent with the terms of the 2008 Plan, will be at the discretion of the Committee or, in the case of director awards, the Board of Directors.  Stock-based compensatory awards of this type are generally considered to be effective in retaining the services of officers, employees, directors and consultants and in motivating them to work for the success of the Company, by tying their overall compensation to long-term corporate performance and aligning their interests with the interests of shareholders.

The 2008 Plan specifies that the date of grant for any award under the 2008 Plan means the date the grant is approved at a meeting of the Committee or the Board of Directors or, if approved by written consent of the Committee or Board, the date the last person whose written consent is required in order to make such consent effective signs the written consent.

Generally, awards granted under the 2008 Plan vest at some designated future date to be established by the Committee upon grant, and the awards will vest on that date (and in the case of options, will continue to be exercisable thereafter) only if and as long as the award recipient is then providing services to the Company or a subsidiary.  In the case of options, the plan permits certain grace periods following termination of employment or termination of service to the Company during which the option holder will continue to have the right to exercise the option.  See the discussion of vesting and exercise periods for each type of award set forth in the summaries below.

Expiration, Termination and Amendment of the Plan

If approved by the shareholders of the Company, the 2008 Plan will expire on January 23, 2018, ten years after the date the plan was approved by the Board of Directors. No awards may be granted under the 2008 Plan after that date, although outstanding options may still be exercised thereafter and outstanding awards of restricted stock or restricted stock units may still vest thereafter in accordance with the terms of the awards.  The Board of Directors may terminate the plan at any time, for any reason.  The Board also may amend the plan at any time although any material amendment to the plan, such as an increase in the number of shares available for issuance under the plan, also must be approved by the shareholders, as provided under applicable law and regulation.

Incentive Stock Options

The 2008 Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code.  Incentive stock options may be granted to officers and employees but may not be granted to non-employee directors or persons rendering advisory or consulting services who are not employees.  An incentive stock option often entails preferential tax treatment, as compared to nonqualified stock options.  A person exercising an incentive stock option generally is not subject to federal income taxation upon exercise (unless alternative minimum tax considerations apply), whereas an individual exercising a nonqualified stock option generally is subject to federal income taxation upon exercise.  Similarly, the Company will not recognize taxable compensation expense upon exercise of incentive stock options but generally will recognize taxable compensation expense upon exercise of nonqualified stock options.

Under the terms of the 2008 Plan and applicable tax law, the exercise price per share for incentive stock options may not be less than the fair market value of the shares – basically, the market price of the Company’s common stock – on the date of grant.  An incentive stock option may be exercised only during an exercise period established by the Committee upon grant.  Under the 2008 Plan and tax law, this exercise period may not begin earlier than six months after the date of grant and must end not later than ten years after the date of grant.  Historically, in granting incentive stock options, the Committee has established staggered vesting dates, that is, the options become exercisable in twenty-five percent (25%) increments over the first four anniversaries of the date of grant.  The Committee may, but need not, follow a similar approach and provide for staggered vesting of incentive stock options granted under the 2008 Plan.  The Committee will typically provide upon grant that the exercisability, or vesting, of incentive stock options will be accelerated in the event of certain extraordinary occurrences, such as a change-in-control of the Company.  Under applicable provisions of tax law and the 2008 Plan, incentive stock options may be exercised up to, but not after, the date three months after the holder’s termination of employment, except in the case of death or disability, where the grace period for exercise may be extended.

If an officer or employee exercising an incentive stock option is to receive favorable federal income tax treatment, he or she may not sell the shares received upon exercise until the later of (i) one year after the date of exercise, or (ii) two years after the date of grant.  A sale within this holding period will result in tax disqualification of the option, that is, loss of the special tax benefits.

Full payment for shares acquired upon exercise of an incentive stock option must be made at the time of exercise.  Payment may be made in cash or in whole or in part by surrender of shares of common stock of the Company previously owned by such person, valued at their fair market value on the date of exercise.

There are certain quantity limitations on the number of incentive stock options first exercisable in any one calendar year that may be granted to a single officer or employee.  Under the 2008 Plan, the Committee may not make or approve reload grants of incentive stock options, or reprice incentive stock options previously granted under the plan, or backdate or forward-date incentive stock option grants to take advantage of favorable market prices.  See the discussion under “No Reload Options, Repricing of Options, or Backdating or Forward-dating of Options” below.

Nonqualified Stock Options

The 2008 Plan also provides for the grant of nonqualified stock options (“NQSOs”).  Unlike incentive stock options, NQSOs are not subject to any restrictions under federal tax law, but are limited only by the terms of the plan.  In addition, NQSOs, unlike incentive stock options, may be granted to non-officer directors and consultants, as well as to officers and employees.  All NQSO awards to non-officer directors of Arrow under the 2008 Plan will be determined by the full Board.

Generally, the 2008 Plan imposes many of the same limitations on NQSOs that apply to incentive stock options.  The exercise period for an NQSO, like that for an incentive stock option, may not commence earlier than six months after the date of grant and may not extend more than ten years after the date of grant.  As in the case of incentive stock options, the exercisability, or vesting, of NQSOs will typically be accelerated in the event of a change-in-control of the Company and may be accelerated in the event of certain other extraordinary occurrences, as determined by the Committee or the Board upon grant.  The limitations on exercise of an NQSO following termination of service by the recipient are substantially the same as the limitations applicable to incentive stock options (although in the case of retirement of the option recipient, an NQSO may be exercised up to twelve months after retirement, as compared to three months in the case of an incentive stock option).  Also, the provisions in the 2008 Plan specifying the manner of exercise for NQSOs are identical to the comparable provisions for incentive stock options.  As is true for incentive stock options, the exercise price per share for NQSOs may not be less than the fair market value of the shares (the market value of the common stock) on the date of grant.  The individual exercising an NQSO is subject to federal income taxation upon exercise.  In addition, the 2008 Plan prohibits the grant of reload NQSOs, the repricing of NQSOs, and the backdating or forward-dating of NQSO grants, just as for incentive stock options.  See the discussion under “No Reload Options, Repricing of Options, or Backdating or Forward-dating of Options” below.

One difference between NQSOs and incentive stock options is that, under applicable tax law and the terms of the 2008 Plan, NQSOs may be transferable by the option recipient prior to exercise under certain circumstances, if the Committee or the Board so provides upon grant.  It is anticipated that the Committee may permit lifetime transferability of certain NQSOs granted under the 2008 Plan, but, if so, only for senior executives of the Company and then only in limited instances and subject to significant restrictions.

No Reload Options, Repricing of Options, or Backdating or Forward-dating of Options

Under the 2008 Plan, the Committee and the Board may not grant or approve reload options, reprice outstanding options to lower exercise prices, or backdate or forward-date option grants.  A “reload” option is a new option granted to an individual when that individual exercises a previously-received “old” option by way of a stock-for-stock exercise - that is, by surrendering shares of stock already owned by the holder to the Company as payment of the exercise price of the old option.  The new reload option typically is for a number of shares equal to the number of shares surrendered in the exercise of the old option, but has an exercise price equal to the market price of the stock on the date the reload option is granted.  No reload options will be granted under the 2008 Plan.

In addition, no options granted under the 2008 Plan may be subsequently repriced to a new lower exercise price, even if the market price of the Company’s common stock has suffered a substantial decrease and that decrease is largely due to factors external to the Company’s operation - e.g., negative developments in the economy generally or in the banking sector.  The 2008 Plan prohibits repricing whether achieved by an amendment to previously granted options or by cancellation of previously granted options and simultaneous re-grants of lower-priced options.

The 2008 Plan also specifically prohibits backdating or forward-dating of option grants.  Under the plan, the date of grant of any option will be the date the Committee or Board approves the grant in a meeting duly called and held, or if the grant is approved by the written consent of the Committee or Board members, the date of grant will be the date the written consent is actually signed by the last director whose signature is required in order to make the consent legally binding.

Restricted Stock and Restricted Stock Units

The 2008 Plan authorizes the grant of restricted stock, as did the 1998 Plan.  However, no restricted stock was ever granted under the 1998 Plan or under the Company’s predecessor compensatory stock plans.  The Committee and the Board have no present intention of making restricted stock grants in the future but have the authority to do so if such course seems appropriate.  The 2008 Plan also authorizes awards of restricted stock units, which were not authorized specifically in the 1998 Plan.   Restricted stock units are similar to restricted stock, except that an award of restricted stock units constitutes the right to receive shares of common stock at some future date or dates, provided the award has vested at some earlier date or dates.  If the recipient’s service terminates prior to vesting, the award will be forfeited.

The maximum number of shares that may be granted under the 2008 Plan in the form of restricted stock or restricted stock units is 100,000, subject to adjustment in connection with any future stock splits, stock dividends, or similar transactions.

Under the 2008 Plan, the minimum vesting period for restricted stock or restricted stock units is three years, with the vesting schedules to be determined by the Committee or the Board on a case-by-case basis upon grant; provided, however that the Committee or Board may grant restricted stock or restricted stock units having a vesting period of less than three years for an aggregate number of shares not exceeding 5% of the maximum number of shares subject to awards of restricted stock or restricted stock units under the plan (100,000).  Upon grant of restricted stock units, the Committee or the Board will also determine, in addition to the vesting date(s) of the units, the delivery date(s) of the shares subject to such units.  The period of time between vesting and delivery will typically be not less than one (1) year or more than ten (10) years.  If so determined upon grant, the vesting period of restricted stock or restricted stock units will be accelerated in the event of certain extraordinary occurrences, which are likely to include a change-in-control of the Company and may include certain other extraordinary events, such as the death or early retirement of the holder.

Typically, restricted stock and restricted stock units are granted at no purchase price.  Under the 2008 Plan, recipients of restricted stock will receive the right to vote the shares immediately upon grant, as well as the right to receive any dividends declared on common stock from the date of grant.  Recipients of restricted stock units will have no voting rights for the shares subject to the units until the date of delivery of the shares, but may be granted the right to receive cash payments on such shares prior to delivery equal to dividends declared and paid by the Company from time-to-time on shares of its common stock, as of and after the date of grant or date of vesting of the units.

A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time.  Instead, generally, the recipient of restricted stock will have ordinary income at the time of vesting equal to the fair market value of the shares vesting minus any amount paid for the shares, and the recipient of restricted stock units will have ordinary income at the time of delivery of the shares subject to the unit, equal to the fair market value of the shares thus delivered.  The Company generally will recognize compensation expense for tax purposes at the same time the recipient of restricted stock or restricted stock units recognizes ordinary income, in the same amount.

The Board of Directors believes that adoption of the 2008 Plan is in the best interests of the shareholders and, accordingly, recommends a vote “FOR” this proposal, which is Item 2 on the proxy card.  Proxies received in response to the Board’s solicitation will be voted “FOR” approval of the 2008 Plan if no specific instructions are included thereon for Item 2.

  ITEM 3   APPROVAL OF AN AMENDMENT TO THE ARROW DIRECTORS’ STOCK PLAN

The third item to be put to a vote at the meeting is a proposal to amend the Arrow Financial Corporation Directors’ Stock Plan to authorize an additional thirty thousand (30,000) shares for issuance under the plan.

The Directors’ Stock Plan was initially adopted by the Board of Directors of the Company in 1999.  It provides for the issuance to directors of the Company and its subsidiary banks of shares of the common stock of the Company in lieu of cash, in payment of some or all of the fees payable to them as directors.  (Directors who are also officers do not receive directors’ fees.)  The specific portion of directors’ fees payable in shares of stock is fixed from time-to-time by Arrow’s Board of Directors in its sole discretion; individual directors have no right to opt out of the plan or to increase or decrease the portion of their fees payable in the form of stock from the levels fixed by the Board.   Directors’ fees subject to the plan include annual retainers paid to directors as well as fees tied to board or committee meetings attended by individual directors.  To date, the Arrow Board, in making its annual determination on fees payable in stock under the plan, has designated a portion of directors’ annual retainers, as opposed to meeting fees, as payable in the form of stock.  The Board also determines annually the date or dates on which the stock will be distributed to directors.   For information on the amounts of directors’ fees paid in stock under the plan in 2007, see “Compensation of Directors” on page 26.

Shares distributed to directors under the plan are valued at the market value of the shares on the date of distribution, determined as provided in the plan.  Shares distributed under the plan are fully vested and freely transferable by directors upon distribution.  The fair market value of distributed shares is taxable as ordinary income to the directors upon their receipt, and constitutes ordinary expense that is deductible by the Company for income tax purposes.  The Board may change its determinations under the plan at any time, provided that shares payable under the plan must be distributed to directors as and when fees are earned, typically on or around the date that the cash portion of fees for such services is distributed.

When the plan was initially adopted in 1999, the issuance of six thousand (6,000) shares was authorized.  In June 2003, an additional fifteen thousand (15,000) shares were authorized under the plan.  Currently, there remain available for issuance under the plan 2,094 shares, which may not suffice to meet the plan’s needs for the remainder of 2008.

The Compensation Committee of the Board, which makes recommendations to the full Board regarding certain matters, including the compensation of directors, believes that continuation of the plan is in the best interests of Arrow’s shareholders.  The plan tends to enhance share ownership by the directors, and thus to further align directors’ financial interests with those of other Company shareholders.  Additionally, issuances of shares of common stock under the plan, in lieu of cash, will not result in an increase in expense to the Company.

 Accordingly, the Committee, for these and other reasons, recommended to the Board of Directors that the plan be amended to increase the number of shares available for issuance under the plan by thirty thousand (30,000) shares, subject to adjustment to reflect future stock dividends or stock splits, corporate mergers or reorganizations or similar transactions.  The Board of Directors is vested under Section 7 of the plan with sole discretion to amend the plan, but shareholder approval is also required for any material amendments, including any increases in the number of shares authorized for issuance under the plan.  On January 23, 2008, the Board determined that this amendment was in the best interests of the Company and its shareholders, approved the amendment, and directed that it be submitted to Arrow’s shareholders for approval.

For a copy of the full text of the amended Directors’ Stock Plan, please send a written request to Mr. Gerard R. Bilodeau, Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York

12801, or call Mr. Bilodeau at (518) 745-1000, Ext. 243 or contact him by email at gbilodeau@arrowbank.com.  You may also access a copy of the amended plan on our website at, www.arrowfinancial.com under the link “Corporate Governance.”

Under applicable law, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on this proposal will be required for approval.  For purposes of determining approval, ballots or proxies marked “ABSTAIN” on ITEM 3, Approval of an Amendment to the Arrow Financial Corporation Directors’ Stock Plan, will not be treated as having been voted on Item 3, and thus will have no effect on the outcome of that item.  On March 12, 2008, the last sale price of the Company’s common stock, as reported on the NASDAQ® Global Select Market, was $20.29 per share.

The Board of Directors believes that the adoption of the amendment to the Directors’ Stock Plan is in the best interests of the shareholders and, accordingly, recommends a vote “FOR” this proposal, which is Item 3 on the proxy card.  Proxies received in response to the Board’s solicitation will be voted “FOR” approval of the Amendment to the Directors’ Stock Plan if no specific instructions are included thereon for Item 3.

  ITEM 4   RATIFICATION OF THE INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for our fiscal year ending December 31, 2008.  Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee.  Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Representatives of KPMG LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

Ratification of the selection of the independent auditor will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting entitled to vote and voting, provided a quorum is present.

The Board of Directors recommends a vote “FOR” ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the Company for fiscal year ending December 31, 2008, which is Item 4 on the proxy card.  All proxies which are timely received by the Corporate Secretary in proper form prior to the vote on Item 4 at the meeting, and which have not been revoked, will be voted “FOR” ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the Company for the fiscal year ending December 31, 2008, subject to any other specific instructions received with any proxy.

Your Board of Directors recommends that you vote “AGAINST” the following Item 5

  ITEM 5   PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227; 303-355-1199, owner of 109 shares of Arrow’s common stock, has notified Arrow that the following proposal and related supporting statement be introduced at the annual meeting:

The proposal is as follows:

RESOLUTION: That the shareholders of Arrow Financial Corporation request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected Directors.

The proponent's supporting statement is as follows:

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our Board of Directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance.  The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should be aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote "FOR" this proposal.

Board of Directors' Recommendation

The Board recommends that you vote "AGAINST" this proposal.

In connection with its review of this shareholder proposal, the Board considered the current industry environment, the history of staggered boards of directors and arguments for and against staggered boards.  After careful consideration, the Board concluded that the staggered election of directors remains in the best interest of Arrow and its shareholders, and that no action should be taken at the present time. The Board opposes the proposal for the following reasons:

*Continuity and Stability.

The staggered election of directors helps maintain continuity and stability of the Board’s overall function including its ability to conduct long-term strategic planning, which is critical to the future success of Arrow and helps create long-term value for Arrow’s shareholders. It ensures that at least two-thirds of the Board will have prior director experience and historical knowledge of the Company’s complex financial business.

*Accountability.

Directors elected to a classified Board are not less accountable to shareholders than they would be if all directors were elected annually. All directors are required to uphold their fiduciary duties to Arrow and its shareholders regardless of the length of their term. It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election, which drives effective corporate governance and protects the interests of shareholders.  In addition, the Board has implemented measures to further foster accountability, including the adoption of Corporate Governance Guidelines that focus on the independence and quality of members of the Board and its effective functioning, and requires annual evaluations of the Board and its committees.  Further, our Corporate Governance Guidelines include a Majority Voting Policy under which any nominee for election at an annual meeting who receives a number of shares marked “WITHHOLD AUTHORITY” that is greater than one-half of the total number of shares that are outstanding and entitled to vote at the meeting in the election of directors must submit a written resignation to the Board.

*Independence.

Electing directors to three-year, not one-year, terms enhances the independence of non-employee directors.  A three-year term insulates non-employee directors from management and special interest groups who may have an agenda contrary to the long-term interests of our shareholders.

*Shareholders' Interest.

Arrow’s directors are also shareholders and accordingly share the interests of our shareholders. In addition, our compensation program for non-employee directors further aligns our directors’ interests with our shareholders.  Under our Directors’ Stock Plan, a portion of each non-employee director's compensation is paid in the form of shares of Arrow’s common stock.   This provides a continuing incentive to the Board to increase shareholder value and promote Arrow’s long-term success.

*Value Protection.

The Board believes that the longer service term embedded in a staggered Board protects shareholder value by discouraging hostile takeovers and encouraging the initiation of acquisition discussions directly with the Board of Directors.  The need for a potential acquiror to conduct direct negotiations with the Board enhances the Board’s ability to evaluate proposals, consider alternatives and act in the best interest of Arrow’s shareholders.  The Board believes that a staggered board does not preclude takeovers, but rather provides greater opportunity to maximize shareholder value in an acquisition context.

*Supermajority Shareholder Vote Required.

Under applicable law, approval of this shareholder proposal at the meeting will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting entitled to vote and voting on this proposal.  However, shareholder approval of this proposal is not binding on the Board and would not automatically eliminate the classified Board.  A vote in favor of the proposal constitutes a recommendation that the Board take steps necessary to eliminate the classified Board.  As a matter of law, however, the Board is not able to achieve its own declassification solely by virtue of its own action.  Under Arrow’s Certificate of Incorporation, elimination of the classified Board, which is specified in Section 6 of the Certificate, would require the affirmative vote of the holders of eighty percent (80%) of the Company’s shares entitled to vote generally in the election of directors.  This would be a very difficult vote to achieve, even if the Board were to support the concept, which it does not.

The Board of Directors unanimously recommends you vote "AGAINST" this proposal which is Item 5 on the proxy card. Proxies received in response to the Board’s solicitation will be voted "AGAINST" this proposal unless otherwise instructed on the proxy card.

OTHER MATTERS

The Board of Directors of Arrow is not aware of any other matters that may come before the meeting.  However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

By Order of the Board of Directors,

GERARD R. BILODEAU

Corporate Secretary

March 28, 2008

[Front]

PROXY

ARROW FINANCIAL CORPORATION

250 GLEN STREET

GLENS FALLS, N.Y. 12801

ANNUAL MEETING OF SHAREHOLDERS - WEDNESDAY, APRIL 30, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARROW FINANCIAL CORPORATION.

The undersigned shareholder(s) of Arrow Financial Corporation, a New York corporation

(the “Company”), hereby appoint(s) Richard J. Bartlett, Esq. and George C. Frost, or either of them, with full power to act alone, the proxies of the undersigned, with full power of substitution and revocation, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the

Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York 12801, at 10:00 a.m. on

Wednesday, April 30, 2008, and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

(Continued and to be signed on the reverse side)

[Back]

ANNUAL MEETING OF SHAREHOLDERS OF

ARROW FINANCIAL CORPORATION

Wednesday, April 30, 2008

Please complete, date, sign

and mail your proxy card in

the envelope provided as

soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSAL 5.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x

Your Board of Directors recommends that you vote “FOR” the following item:

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT   (See instructions below)

NOMINEES:

O Kenneth C. Hopper, M.D. Class A (term expiring in 2011)

O Elizabeth O’ C. Little Class A (term expiring in 2011)

O John J. Murphy Class A (term expiring in 2011)

O Richard J. Reisman, D.M.D. Class A (term expiring in 2011)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

Your Board of Directors recommends that you vote “FOR” the following items:

2. Approval of the Arrow Financial Corporation 2008 Long-Term Incentive Plan. FOR AGAINST ABSTAIN

3. Approval of an amendment to the Arrow Financial Corporation Directors’

Stock Plan to authorize an additional 30,000 shares under the Plan.

4. Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2008.

Your Board of Directors recommends that you vote “AGAINST” the following item:

5. A shareholder proposal recommending that the Board of Directors initiate action to declassify the Board which would result in all directors serving one-year terms and standing for election annually.

You are requested to complete, date and sign this card and return this Proxy promptly to:

American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038

[Back, continued]

This Proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE

VOTED “FOR” ALL NOMINEES ON PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND

“AGAINST” PROPOSAL 5. If any other business is properly presented at the Annual Meeting, or any adjournments thereof, this Proxy will be voted at the discretion of the proxies. The undersigned hereby revoke(s) any proxies heretofore given by the undersigned to vote at the Annual

Meeting or any adjournments thereof.

In conjunction with our annual meeting in 2009 we plan to make our proxy materials available on the Internet and only provide copies by mail or email upon your request.

Prior to the 2009 annual meeting date, you will receive a Notice indicating that our proxy materials are available on the Internet and how, if you wish, to request a copy by mail or email. To help us plan for next year, please check the box to the right if you want to receive future proxy materials by mail free of charge. Even if you do not check the box now, you will still have the right to request a paper copy of the proxy material by contacting us.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder:

Date:

Signature of Shareholder:

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.